As filed with the Securities and Exchange Commission on August 7, 2009

Registration No.                         and

Registration Nos.                         through

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.

(Exact name of registrant as specified in its charter)

See “Table of Additional Registrants” on the following page for information relating to the subsidiaries of Sonic Automotive, Inc.

(“Sonic”) that guarantee obligations of Sonic on the debt securities registered hereunder.

Delaware	56-2010790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Coss, Esq.

Senior Vice President and General Counsel

6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

Telephone: (704) 566-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. O’Donnell, Esq.

Melinda S. Blundell, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

UNDER REGISTRATION STATEMENT ON FORM S-3

The following subsidiaries of Sonic are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

Subsidiary	State of Organization	IRS Employer ID No.
ADI of the Southeast LLC	South Carolina	Not Applicable
AnTrev, LLC	North Carolina	20-0150219
Arngar, Inc.	North Carolina	56-1063712
Autobahn, Inc.	California	94-3124481
Avalon Ford, Inc.	Delaware	95-3560286
Casa Ford of Houston, Inc.	Texas	76-0430684
Cornerstone Acceptance Corporation	Florida	59-3532504
FAA Auto Factory, Inc.	California	94-3285893
FAA Beverly Hills, Inc.	California	95-4673054
FAA Capitol F, Inc.	California	94-3350030
FAA Capitol N, Inc.	California	94-3279958
FAA Concord H, Inc.	California	94-3264558
FAA Concord N, Inc.	California	94-3266151
FAA Concord T, Inc.	California	94-1730939
FAA Dublin N, Inc.	California	94-3267515
FAA Dublin VWD, Inc.	California	94-3267514
FAA Holding Corp.	California	94-3338764
FAA Las Vegas H, Inc.	Nevada	94-3330754
FAA Marin F, Inc.	California	95-4746388
FAA Marin LR, Inc.	California	94-3345066
FAA Poway G, Inc.	California	33-0792049
FAA Poway H, Inc.	California	94-3265895
FAA Poway T, Inc.	California	94-3266152
FAA San Bruno, Inc.	California	94-3264556
FAA Santa Monica V, Inc.	California	95-4746387
FAA Serramonte, Inc.	California	94-3264554
FAA Serramonte H, Inc.	California	94-3293588
FAA Serramonte L, Inc.	California	94-3264555
FAA Stevens Creek, Inc.	California	94-3264553
FAA Torrance CPJ, Inc.	California	95-4746385
FirstAmerica Automotive, Inc.	Delaware	88-0206732
Fort Mill Ford, Inc.	South Carolina	62-1289609
Fort Myers Collision Center, LLC	Florida	59-3659948
Franciscan Motors, Inc.	California	77-0112132
Frank Parra Autoplex, Inc.	Texas	75-1364201
Frontier Oldsmobile-Cadillac, Inc.	North Carolina	56-1621461
HMC Finance Alabama, Inc.	Alabama	56-2198417
Kramer Motors Incorporated	California	95-2092777
L Dealership Group, Inc.	Texas	94-1719069
Marcus David Corporation	North Carolina	56-1708384
Massey Cadillac, Inc.	Tennessee	62-1434905
Massey Cadillac, Inc.	Texas	75-2651186
Mountain States Motors Co., Inc.	Colorado	84-1172557
Ontario L, LLC	California	20-0366914
Philpott Motors, Ltd.	Texas	76-0608365

Subsidiary	State of Organization	IRS Employer ID No.
Royal Motor Company, Inc.	Alabama	63-1012554
SAI AL HC1, Inc.	Alabama	56-2169250
SAI AL HC2, Inc.	Alabama	63-1213085
SAI Ann Arbor Imports, LLC	Michigan	20-0073215
SAI Atlanta B, LLC	Georgia	58-2436174
SAI Broken Arrow C, LLC	Oklahoma	73-1590233
SAI Charlotte M, LLC	North Carolina	56-2044965
SAI Clearwater T, LLC	Florida	59-3501017
SAI Columbus Motors, LLC	Ohio	31-1604259
SAI Columbus T, LLC	Ohio	31-1604285
SAI Columbus VWK, LLC	Ohio	31-1604276
SAI FL HC1, Inc.	Florida	59-3501024
SAI FL HC2, Inc.	Florida	59-3501021
SAI FL HC3, Inc.	Florida	59-3523301
SAI FL HC4, Inc.	Florida	59-3523302
SAI FL HC5, Inc.	Florida	59-3523304
SAI FL HC6, Inc.	Florida	59-3552436
SAI FL HC7, Inc.	Florida	59-2214873
SAI Fort Myers B, LLC	Florida	65-0938819
SAI Fort Myers H, LLC	Florida	65-0938812
SAI Fort Myers M, LLC	Florida	59-3535971
SAI Fort Myers VW, LLC	Florida	65-0938821
SAI GA HC1, LP	Georgia	03-0447179
SAI Georgia, LLC	Georgia	58-2399219
SAI Irondale Imports, LLC	Alabama	63-1213083
SAI Irondale L, LLC	Alabama	63-1213161
SAI Lansing CH, LLC	Michigan	Not Applicable
SAI Long Beach B, Inc.	California	26-0234207
SAI MD HC1, Inc.	Maryland	52-2172032
SAI Monrovia B, Inc.	California	20-8944726
SAI Montgomery B, LLC	Alabama	56-2139902
SAI Montgomery BCH, LLC	Alabama	63-1012553
SAI Montgomery CH, LLC	Alabama	63-1204447
SAI Nashville CSH, LLC	Tennessee	62-1708483
SAI Nashville H, LLC	Tennessee	62-1708487
SAI Nashville M, LLC	Tennessee	56-2122487
SAI Nashville Motors, LLC	Tennessee	26-1707286
SAI NC HC2, Inc.	North Carolina	26-3751321
SAI OH HC1, Inc.	Ohio	31-0743366
SAI OK HC1, Inc.	Oklahoma	74-2936323
SAI Oklahoma City C, LLC	Oklahoma	73-1618268
SAI Oklahoma City H, LLC	Oklahoma	73-1620712
SAI Oklahoma City T, LLC	Oklahoma	73-1593440
SAI Orlando CS, LLC	Florida	65-0938818
SAI Peachtree, LLC	Georgia	Not Applicable
SAI Plymouth C, LLC	Michigan	Not Applicable
SAI Riverside C, LLC	Oklahoma	73-1574888
SAI Rockville Imports, LLC	Maryland	52-2172034
SAI Rockville L, LLC	Maryland	52-2172033
SAI Stone Mountain T, LLC	Georgia	Not Applicable
SAI TN HC1, LLC	Tennessee	62-1708491
SAI TN HC2, LLC	Tennessee	62-1708490

Subsidiary	State of Organization	IRS Employer ID No.
SAI TN HC3, LLC	Tennessee	62-1708484
SAI Tulsa N, LLC	Oklahoma	73-1079837
SAI Tulsa T, LLC	Oklahoma	46-0487821
SAI VA HC1, Inc.	Virginia	26-3751398
Santa Clara Imported Cars, Inc.	California	94-1705756
Sonic Advantage PA, LP	Texas	20-0163203
Sonic Agency, Inc.	Michigan	30-0085765
Sonic Automotive F&I, LLC	Nevada	88-0444271
Sonic Automotive of Chattanooga, LLC	Tennessee	62-1708471
Sonic Automotive of Nashville, LLC	Tennessee	62-1708481
Sonic Automotive of Nevada, Inc.	Nevada	88-0378636
Sonic Automotive of Texas, L.P.	Texas	76-0586658
Sonic Automotive Support, LLC	Nevada	20-0507885
Sonic Automotive West, LLC	Nevada	88-0444344
Sonic Automotive-1495 Automall Drive, Columbus, Inc.	Ohio	31-1604281
Sonic Automotive-1720 Mason Ave., DB, Inc.	Florida	59-3523303
Sonic Automotive-1720 Mason Ave., DB, LLC	Florida	57-1072509
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.	South Carolina	58-2384994
Sonic Automotive – 2490 South Lee Highway, LLC	Tennessee	62-1708486
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	South Carolina	58-2384996
Sonic Automotive-3401 N. Main, TX, L.P.	Texas	76-0586794
Sonic Automotive-3700 West Broad Street, Columbus, Inc.	Ohio	31-1604296
Sonic Automotive-4000 West Broad Street, Columbus, Inc.	Ohio	31-1604301
Sonic Automotive-4701 I-10 East, TX, L.P.	Texas	76-0586659
Sonic Automotive-5221 I-10 East, TX, L.P.	Texas	76-0586795
Sonic Automotive 5260 Peachtree Industrial Blvd., LLC	Georgia	62-1716095
Sonic Automotive-6008 N. Dale Mabry, FL, Inc.	Florida	59-3535965
Sonic Automotive-9103 E. Independence, NC, LLC	North Carolina	56-2103562
Sonic-2185 Chapman Rd., Chattanooga, LLC	Tennessee	56-2126660
Sonic – Buena Park H, Inc.	California	33-0978079
Sonic – Cadillac D, L.P.	Texas	46-0476882
Sonic – Calabasas A, Inc.	California	73-1642537
Sonic – Calabasas M, Inc.	California	20-8742825
Sonic – Calabasas V, Inc.	California	76-0728573
Sonic-Camp Ford, L.P.	Texas	76-0613472
Sonic – Capitol Cadillac, Inc.	Michigan	38-3642334
Sonic – Capitol Imports, Inc.	South Carolina	16-1616391
Sonic – Carrollton V, L.P.	Texas	75-2896744
Sonic – Carson F, Inc.	California	75-2989450
Sonic – Carson LM, Inc.	California	73-1626525
Sonic – Chattanooga D East, LLC	Tennessee	56-2220962
Sonic – Clear Lake N, L.P.	Texas	76-0597723
Sonic – Clear Lake Volkswagen, L.P.	Texas	11-3694324
Sonic – Coast Cadillac, Inc.	California	95-4711579
Sonic – Denver T, Inc.	Colorado	75-3092054
Sonic – Denver Volkswagen, Inc.	Colorado	Not Applicable
Sonic Development, LLC	North Carolina	56-2140030
Sonic Divisional Operations, LLC	Nevada	20-1890447
Sonic – Downey Cadillac, Inc.	California	73-1626782
Sonic – Englewood M, Inc.	Colorado	73-1627281
Sonic eStore, Inc.	North Carolina	01-0689836
Sonic – Fort Mill Chrysler Jeep, Inc.	South Carolina	56-2044964

Subsidiary	State of Organization	IRS Employer ID No.
Sonic – Fort Mill Dodge, Inc.	South Carolina	58-2285505
Sonic-Fort Worth T, L.P	Texas	75-2897202
Sonic – Frank Parra Autoplex, L.P.	Texas	82-0552132
Sonic Fremont, Inc.	California	20-5957935
Sonic – Harbor City H, Inc.	California	95-4876347
Sonic Houston JLR, LP	Texas	20-5961741
Sonic Houston LR, LP	Texas	20-0168127
Sonic – Houston V, L.P.	Texas	76-0684038
Sonic-Integrity Dodge LV, LLC	Nevada	88-0430677
Sonic – Jersey Village Volkswagen, L.P.	Texas	42-1597939
Sonic – Lake Norman Chrysler Jeep, LLC	North Carolina	56-2044997
Sonic-Las Vegas C East, LLC	Nevada	88-0470273
Sonic-Las Vegas C West, LLC	Nevada	88-0470284
Sonic-Lloyd Nissan, Inc.	Florida	59-3560057
Sonic-Lloyd Pontiac-Cadillac, Inc.	Florida	59-3560058
Sonic – Lone Tree Cadillac, Inc.	Colorado	75-2994986
Sonic – LS, LLC	Delaware	68-0510218
Sonic – LS Chevrolet, L.P.	Texas	76-0594652
Sonic-Lute Riley, L. P.	Texas	75-2812871
Sonic-Manhattan Fairfax, Inc.	Virginia	52-2173072
Sonic – Massey Cadillac, L.P.	Texas	46-0465823
Sonic – Massey Chevrolet, Inc.	California	73-1626792
Sonic – Massey Pontiac Buick GMC, Inc.	Colorado	71-0868348
Sonic – Mesquite Hyundai, L.P.	Texas	75-3090092
Sonic Momentum B, L.P.	Texas	20-0161887
Sonic Momentum JVP, L.P.	Texas	20-0163315
Sonic Momentum VWA, L.P.	Texas	20-0163368
Sonic-Newsome Chevrolet World, Inc.	South Carolina	57-1077344
Sonic-Newsome of Florence, Inc.	South Carolina	57-1077343
Sonic-North Charleston, Inc.	South Carolina	58-2460639
Sonic-North Charleston Dodge, Inc.	South Carolina	58-2479700
Sonic of Texas, Inc.	Texas	76-0586661
Sonic – Okemos Imports, Inc.	Michigan	20-2258139
Sonic Peachtree Industrial Blvd., L.P.	Georgia	56-2089761
Sonic – Plymouth Cadillac, Inc.	Michigan	30-0040929
Sonic-Reading, L.P.	Texas	76-0605765
Sonic Resources, Inc.	Nevada	88-0508574
Sonic-Richardson F, L.P.	Texas	75-2901775
Sonic-Riverside Auto Factory, Inc.	Oklahoma	73-1591124
Sonic-Sam White Nissan, L.P.	Texas	76-0597722
Sonic – Sanford Cadillac, Inc.	Florida	01-0595473
Sonic Santa Monica M, Inc.	California	20-2610019
Sonic Santa Monica S, Inc.	California	20-4402178
Sonic – Saturn of Silicon Valley, Inc.	California	20-0163283
Sonic – Serramonte I, Inc.	California	81-0575704
Sonic-Shottenkirk, Inc.	Florida	56-3575773
Sonic – South Cadillac, Inc.	Florida	Not Applicable
Sonic-Stevens Creek B, Inc.	California	94-2261540
Sonic – Stone Mountain T, L.P.	Georgia	20-0163252
Sonic Tysons Corner H, Inc.	Virginia	20-3544845
Sonic Tysons Corner Infiniti, Inc.	Virginia	20-3545061
Sonic – University Park A, L.P.	Texas	75-2963437

Subsidiary	State of Organization	IRS Employer ID No.
Sonic-Volvo LV, LLC	Nevada	88-0437180
Sonic Walnut Creek M, Inc.	California	42-1591184
Sonic – West Covina T, Inc.	California	95-4876089
Sonic-Williams Cadillac, Inc.	Alabama	63-1213084
Sonic Wilshire Cadillac, Inc.	California	20-5004388
SRE Alabama – 2, LLC	Alabama	56-2202484
SRE Alabama – 3, LLC	Alabama	56-2206042
SRE Alabama – 4, LLC	Alabama	87-0696606
SRE Alabama – 5, LLC	Alabama	20-0162209
SrealEstate Arizona-1, LLC	Arizona	86-0996112
SrealEstate Arizona-2, LLC	Arizona	88-0468215
SrealEstate Arizona-3, LLC	Arizona	88-0468217
SrealEstate Arizona-4, LLC	Arizona	88-0468213
SrealEstate Arizona-5, LLC	Arizona	86-1063441
SrealEstate Arizona-6, LLC	Arizona	42-1591193
SrealEstate Arizona-7, LLC	Arizona	20-0150251
SRE California – 1, LLC	California	74-3040427
SRE California – 2, LLC	California	74-3040911
SRE California – 3, LLC	California	45-0475638
SRE California – 4, LLC	California	74-3041078
SRE California – 5, LLC	California	47-0861563
SRE California – 6, LLC	California	41-2038013
SRE Colorado – 1, LLC	Colorado	87-0696649
SRE Colorado – 2, LLC	Colorado	87-0696643
SRE Colorado – 3, LLC	Colorado	20-0150257
SRE Florida-1, LLC	Florida	58-2560889
SRE Florida-2, LLC	Florida	58-2560900
SRE Florida-3, LLC	Florida	58-2560868
SRE Georgia-1, L.P.	Georgia	58-2560891
SRE Georgia-2, L.P.	Georgia	58-2555514
SRE Georgia-3, L.P.	Georgia	58-2554985
SRE Holding, LLC	North Carolina	56-2198745
SRE Maryland – 1, LLC	Maryland	20-0162227
SRE Maryland – 2, LLC	Maryland	20-0162236
SRE Michigan – 3, LLC	Michigan	32-0011078
SRE Nevada – 1, LLC	Nevada	88-0468209
SRE Nevada – 2, LLC	Nevada	88-0465280
SRE Nevada – 3, LLC	Nevada	88-0465279
SRE Nevada – 4, LLC	Nevada	68-0552010
SRE Nevada – 5, LLC	Nevada	73-1638705
SRE North Carolina – 1, LLC	North Carolina	20-0162253
SRE North Carolina – 2, LLC	North Carolina	20-0162267
SRE North Carolina – 3, LLC	North Carolina	20-0162281
SRE Oklahoma – 1, LLC	Oklahoma	20-0150172
SRE Oklahoma – 2, LLC	Oklahoma	87-0696541
SRE Oklahoma – 3, LLC	Oklahoma	87-0696522
SRE Oklahoma – 4, LLC	Oklahoma	20-0150244
SRE Oklahoma – 5, LLC	Oklahoma	20-0150266
SRE South Carolina – 2, LLC	South Carolina	58-2560892
SRE South Carolina – 3, LLC	South Carolina	54-2106363
SRE South Carolina – 4, LLC	South Carolina	03-0431822
SRE Tennessee-1, LLC	Tennessee	56-2200186

Subsidiary	State of Organization	IRS Employer ID No.
SRE Tennessee-2, LLC	Tennessee	56-2202429
SRE Tennessee-3, LLC	Tennessee	56-2202479
SRE Tennessee-4, LLC	Tennessee	20-0162289
SRE Tennessee-5, LLC	Tennessee	20-0162295
SRE Tennessee-6, LLC	Tennessee	20-0162304
SRE Tennessee-7, LLC	Tennessee	20-0162314
SRE Tennessee-8, LLC	Tennessee	20-0162318
SRE Tennessee-9, LLC	Tennessee	20-0162324
SRE Texas-1, L.P.	Texas	74-2962385
SRE Texas-2, L.P.	Texas	74-2963860
SRE Texas-3, L.P.	Texas	74-2963859
SRE Texas-4, L.P.	Texas	45-0474729
SRE Texas-5, L.P.	Texas	77-0589837
SRE Texas-6, L.P.	Texas	90-0079415
SRE Texas-7, L.P.	Texas	33-1001169
SRE Texas-8, L.P.	Texas	82-0540594
SRE Virginia – 1, LLC	Virginia	52-2252370
SRE Virginia – 2, LLC	Virginia	20-0162340
Stevens Creek Cadillac, Inc.	California	77-0093380
Town and Country Ford, Incorporated	North Carolina	56-0887416
Village Imported Cars, Inc.	Maryland	52-0896186
Windward, Inc.	Hawaii	94-2659042
Z Management, Inc.	Colorado	84-1172797

The primary standard industrial classification of all of the additional registrants is 5511. The principal executive office of all of the additional registrants is 5401 East Independence Boulevard, Charlotte, North Carolina 28212. Their telephone number is (704) 566-2400.

PROSPECTUS

6.00% Senior Secured Convertible Notes due 2012, Series A, with Guarantees, and

Shares of Class A Common Stock Issuable upon Conversion thereof

1,348,519 shares of Class A Common Stock

Selling securityholders identified in this prospectus may offer and sell $85,627,000 aggregate principal amount of our 6.00% Senior Secured Convertible Notes due 2012, Series A, accompanied by the guarantees thereof by certain of Sonic’s subsidiaries, 21,406,750 shares of Sonic’s Class A common stock issuable upon conversion thereof (which number of shares may be adjusted as described herein under “Description of Notes—Conversion Rights”) and 1,348,519 additional shares of Sonic’s Class A common stock offered by them pursuant to this prospectus from time to time. For purposes of this prospectus, the “Notes” refers to the 6.00% Senior Secured Convertible Notes due 2012, Series A, that may be issued under the indenture governing those notes, together with the guarantees thereof by certain of Sonic’s subsidiaries.

We are registering the offer and sale of the Notes and shares of Class A common stock to satisfy our contractual obligations entered into in connection with transactions exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes bear interest at 6.00% per year and mature on May 15, 2012, unless earlier converted, redeemed or repurchased by us. We will pay interest on the Notes on May 1 and November 1 of each year, beginning on November 1, 2009. The Notes are secured by a second priority lien on substantially all of our assets that secure our credit agreement dated February 17, 2006 on a first priority basis.

Holders of the Notes may convert them into shares of Class A common stock at any time on or after August 25, 2011. The conversion rate for the Notes is initially 73.58 shares of Class A common stock per $1,000 principal amount of Notes, or $13.59 per share. As required by the indenture governing the Notes, we are seeking stockholder approval of an increase in the conversion rate to 250 shares of Class A common stock per $1,000 principal amount of Notes, or $4.00 per share, subject to further adjustment upon certain events as set forth in the indenture governing the Notes and described in “Description of Notes—Conversion Rights.” We anticipate the increase in the conversion rate will be approved at an upcoming special meeting of our stockholders because holders of a majority of the voting power of our outstanding common stock, including Mr. O. Bruton Smith and his affiliates, have indicated their intention to vote in favor of this proposed increase. We may redeem the Notes at any time prior to May 1, 2010 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, from May 1, 2010 to April 30, 2011 at a redemption price equal to 106% of the principal amount of the Notes to be redeemed, and at any time thereafter at a redemption price equal to 112% of the principal amount of the Notes to be redeemed, in each case including accrued and unpaid interest.

The Notes and the shares of Class A common stock may be offered by selling securityholders pursuant to this prospectus through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholder, subject to certain restrictions. See “Plan of Distribution.” Sonic will not receive any of the proceeds from the sale of the Notes or shares of Class A common stock being sold by the selling securityholders.

Our Class A common stock trades on the New York Stock Exchange under the symbol “SAH.” The shares of our Class A common stock that are the subject of this prospectus have been listed on the New York Stock Exchange. The last reported sale price of our Class A common stock on the New York Stock Exchange on July 31, 2009 was $12.30 per share. You are urged to obtain current market data and should not use the market price as of July 31, 2009 as a prediction of the future market price of our Class A common stock.

Investing in our securities involves risks that are described in this prospectus, including those under the heading “Risk Factors” beginning on page 1 of this prospectus, as well as the risks factors and other information in any documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities registered hereby, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 10, 2009.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized, and the selling securityholders have not authorized and may not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling securityholders are not, making an offer to sell these securities (1) in any jurisdiction where the offer or sale is not permitted, (2) where the person making the offer is not qualified to do so or (3) to any person who cannot legally be offered the securities. You should assume that the information appearing in this prospectus and the information incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in or incorporated by reference into this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Company’s securities.

You should base your decision to invest in the Company’s securities after considering all of the information contained in this prospectus and information incorporated by reference herein and therein.

No representation or warranty, express or implied, is made as to the accuracy or completeness of the information obtained from third party sources set forth herein or incorporated by reference into this prospectus, and nothing contained in this prospectus or incorporated by reference herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future performance.

No automobile manufacturer or distributor has been involved, directly or indirectly, in the preparation of this prospectus or in the offering being made hereby. No automobile manufacturer or distributor has been authorized to make any statements or representations in connection with the offering, and no automobile manufacturer or distributor has any responsibility for the accuracy or completeness of this prospectus or for the offering.

Except as otherwise indicated, all references in this prospectus to the “Company,” “we,” “us,”, “our,” or “Sonic” mean Sonic Automotive, Inc. and its subsidiaries and all references to “prospectus” mean this prospectus and any applicable supplements or amendments.

i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains numerous “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward looking statements address our future objectives, plans and goals, as well as our intent, beliefs and current expectations regarding future operating performance, and can generally be identified by words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases. Specific events addressed by these forward-looking statements include, but are not limited to:

•	future acquisitions or dispositions;

•	industry trends;

•	future liquidity trends or needs;

•	general economic trends, including employment rates and consumer confidence levels;

•	vehicle sales rates and same store sales growth;

•	our ability to obtain stockholder approval as set forth under “Description of Notes—Conversion Rights;”

•	future covenant compliance;

•	our financing plans and our ability to repay or refinance existing debt when due; and

•	our business and growth strategies.

These forward-looking statements are based on our current estimates and assumptions and involve various risks and uncertainties. As a result, you are cautioned that these forward-looking statements are not guarantees of future performance, and that actual results could differ materially from those projected in these forward-looking statements. Factors which may cause actual results to differ materially from our projections include those risks described in “Risk Factors” and elsewhere in this prospectus and our filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus, as well as:

•	the number of new and used cars sold in the United States generally, and as compared to our expectations and the expectations of the market;

•

our ability to generate sufficient cash flows or obtain additional financing to refinance existing debt and to fund acquisitions, capital expenditures, our share repurchase program, dividends on our common stock and general operating activities;

•

the reputation and financial condition of vehicle manufacturers whose brands we represent, the terms of any bailout of any such manufacturer by the U.S. government or other government and the success or failure of such a bailout, the financial incentives vehicle manufacturers offer and their ability to design, manufacture, deliver and market their vehicles successfully;

•	our relationships with manufacturers, which may affect our ability to complete additional acquisitions;

•	changes in laws and regulations governing the operation of automobile franchises, accounting standards, taxation requirements and environmental laws;

ii

•	general economic conditions in the markets in which we operate, including fluctuations in interest rates, employment levels, the level of consumer spending and consumer credit availability;

•	the terms of any refinancing of our existing indebtedness;

•	high competition in the automotive retailing industry, which not only creates pricing pressures on the products and services we offer, but on businesses we seek to acquire;

•	the timing of and our ability to generate liquidity through asset dispositions, as well as the timing of our ability to successfully integrate recent and potential future acquisitions; and

•	the rate and timing of overall economic recovery or additional decline.

iii

THE COMPANY

We are one of the largest automotive retailers in the United States. As of June 30, 2009, we operated 154 dealership franchises, representing 31 different brands of cars and light trucks, at 131 locations and 30 collision repair centers in 15 states. Our dealerships provide comprehensive services including (1) sales of both new and used cars and light trucks; (2) sales of replacement parts and performance of vehicle maintenance, manufacturer warranty repairs, paint and collision repair services; and (3) arrangement of extended service contracts, financing and insurance and other aftermarket products for our customers.

Our Class A common stock is traded on the New York Stock Exchange under the trading symbol “SAH.” Our principal executive offices are located at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, Telephone (704) 566-2400. We were incorporated in Delaware in 1997.

RISK FACTORS

This section describes some, but not all, of the risks of acquiring Notes and shares of our Class A common stock. Before making an investment decision, you should carefully consider these risks and the risks discussed in our Current Report on Form 8-K filed on May 28, 2009 and our other filings with the SEC that are incorporated by reference herein. For a list of definitions of terms used but not otherwise defined in this section, see “Description of Notes—Certain Definitions.”

Risks Related to the Notes

If there is a default, proceeds from sales of the Collateral will be applied first to satisfy amounts owed under the Company’s first priority debt, including the Credit Facility, and the value of the Collateral may not be sufficient to repay the holders of the Notes. In addition, certain significant assets that secure the Credit Facility or other indebtedness are excluded from the Collateral securing the Notes.

Our obligations under the Notes are secured by second priority liens on assets that are also pledged on a first priority basis to the agents and lenders under our Credit Facility (including without limitation, obligations owed to lenders and their affiliates in connection with swap agreements and cash management arrangements). This excludes, among other things, any property financed by manufacturer-affiliated finance companies. As a result, upon a foreclosure on such property, the proceeds will be applied to repay amounts owed to such manufacturer-affiliated finance companies and the lenders under our Credit Facility (including without limitation, obligations owed to lenders and their affiliates in connection with swap agreements and cash management arrangements), but will not be used to satisfy amounts owed to holders of the Notes, except and to the extent as such holders are considered general unsecured creditors. In addition, the holders of the Notes do not have any security interest in our assets that are excluded from Collateral such as any property financed by manufacturer-affiliated finance companies and that secure such financings on a first priority basis or assets of others that secure the Credit Facility. Proceeds from such excluded assets will likewise not be used to satisfy amounts owed to such holders upon a foreclosure, except and to the extent as such holders are considered general unsecured creditors. For a more detailed description of the assets that are excluded from Collateral, see “Description of Notes—Ranking of Notes—Security” and review the Security Documents.

In addition, under the indenture governing the Notes, we may incur additional Indebtedness that may be secured by first priority liens on the Collateral. As a result, upon any foreclosure on such Collateral, proceeds will be applied first to repay amounts owed under our first priority debt, including our Credit Facility, and then to satisfy amounts owed to holders of the Notes. The value of the Collateral in the event of a liquidation will depend on market and economic conditions, the availability of buyers and other factors affecting our ability to obtain favorable sale terms for the Collateral. No appraisals of any Collateral were prepared in connection with the offering of the Notes. You should not rely upon the book value of the assets underlying the Collateral as a measure of realizable value for such assets. By its nature, some or all of the Collateral may be illiquid and may not have a readily ascertainable market value. Likewise, there is no assurance that the assets underlying the

Collateral will be saleable or, if saleable, that there will not be substantial delays in their liquidation. Accordingly, there can be no assurance that the proceeds of any sale of the Collateral following any acceleration of the maturity of the Notes would be sufficient to satisfy, or would not be substantially less than, amounts due on the Notes after satisfying the First Priority Lien Obligations. See “Description of Notes—Certain Covenants.”

If the proceeds of any sale of the assets underlying the Collateral are insufficient to repay all amounts due on the Notes, the holders of such notes (to the extent the Notes are not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim, which claim will rank equal in priority to the unsecured claims of any unsatisfied portion of the obligations secured by the first and, in some cases, second priority liens and our other unsecured senior indebtedness.

Holders of Notes may be limited in their ability to realize value from the Collateral in the event of a bankruptcy or due to the exercise of rights under the Intercreditor Agreement by the holders of the First Priority Lien Obligations.

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an event of default under the indenture governing the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the Collateral. Upon the commencement of a Chapter 11 proceeding, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection” to the extent the debtor’s use, sale or lease of collateral diminishes the value of such creditor’s collateral. Moreover, the meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining as a result of such debtor’s use, sale or lease of such collateral. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its interest in the collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the Notes could be delayed following commencement of a bankruptcy case;

•	whether or when the Collateral Agent could repossess or dispose of the Collateral;

•	the value of the Collateral at the time of the bankruptcy petition; or

•

whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection” or other provision of the bankruptcy code.

The Intercreditor Agreement provides that, while any First Priority Lien Obligations are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Collateral Agent, the Trustee or the holders of any Notes to take any action with respect to the Collateral other than limited actions to preserve the Second Priority Liens. As a result, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, none of the Collateral Agent, the trustee or the holders of the Notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens or challenge any decisions in respect thereof by the holders of the First Priority

Liens. As a result, the value of your interest in the Collateral could materially deteriorate as a result of the holders of the First Priority Liens (i) exercising their rights under the Intercreditor Agreement or (ii) enforcing limitations on, or waivers of, rights under the Security Documents or rights secured creditors have under the bankruptcy code that the holders of the Notes have agreed to in the Intercreditor Agreement, and the relief you could seek for a diminution in the value of your interest in the Collateral may also be limited by the bankruptcy code. See “Description of Notes—Ranking of Notes—Amendments to Security Documents” and “Description of Notes—Ranking of Notes—Control Over Collateral and Enforcement of Liens.”

The right of the holders of First Priority Lien Obligations to foreclose upon and sell the Collateral during the continuance of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding. Furthermore, any future pledge of Collateral in favor of the Collateral Agent, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

Any disposition of the Collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on First Priority Lien debt and, thereafter, the Notes, the holders of the Notes would hold a secured claim to the extent of the value of the Collateral to which the holders of the Notes are entitled and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its interest in its Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of its obligations secured by the Collateral.

Rights of holders of the Notes in the Collateral may be adversely affected by the failure to perfect security interests in certain Collateral acquired in the future.

The Collateral securing the Notes includes assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law provides that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Trustee for the Notes will not monitor the future acquisition of property and rights that constitute Collateral, or take action to perfect the security interest in such acquired Collateral. There can be no assurance that the Collateral Agent will monitor, or that we will inform the Trustee or the Collateral Agent of, the future acquisition of property and rights that constitute Collateral, or that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Notes against third parties.

In addition, the Collateral securing the Notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of First Priority Lien Obligations from time to time, whether on or after the date the Notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral.

The Collateral is subject to casualty risks.

We are obligated under the Security Documents to maintain adequate insurance or otherwise insure against hazards consistent with companies operating businesses of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, the insurance proceeds may not compensate us fully for our losses. If there is a total or partial loss of any of the Collateral, any insurance proceeds received by us may not be sufficient to satisfy our secured obligations, including the Notes.

We may not be able to repurchase the Notes upon a change in control as required by the indenture.

Upon the occurrence of specific types of change in control events, we will be required to make an offer to purchase all of the outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or third-party financing. However, we may not have enough available funds at the time of any change in control to make required repurchases of tendered notes. In addition, under the Credit Facility, a change in control would be an event of default. Further, the Credit Facility would prohibit the repurchase of the Notes upon a change in control. Any future credit agreement or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture governing the Notes would constitute a default under the indenture. This default would, in turn, constitute an event of default under our Credit Facility and the indentures governing our 4.25% Convertible Senior Subordinated Notes due 2015 and 8.625% Senior Subordinated Notes due 2013, and may constitute an event of default under future senior secured or other Indebtedness, any of which could cause repayment of the related debt to be accelerated after any applicable notice or grace periods. If debt repayment were to be accelerated under all our debt instruments, we may not have sufficient funds to repurchase the notes and repay the debt.

In addition, the definition of change in control for purposes of the indenture governing the Notes does not necessarily afford protection for the holders of such notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of the notes. The definition of change in control for purposes of the indenture also includes the conveyance, transfer, sale, lease or other disposition of “all or substantially all” of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under New York law. Accordingly, our obligation to make an offer to purchase the Notes, and the ability of a holder of Notes to require us to repurchase its notes pursuant to the offer as a result of a highly leveraged transaction or a conveyance, transfer, sale, lease or other disposition of less than all of our assets taken as a whole may be uncertain.

We may be required to repurchase the Notes on August 25, 2010 if we are unable to restructure our 4.25% Convertible Senior Subordinated Notes and we may not have sufficient cash to repurchase the Notes at that time. In addition, our Revolving Credit Facility matures in February 2010, which we will need to refinance or repay at that time.

As of June 30, 2009, we have approximately $1.2 billion of debt that matures or which holders may force us to repay in 2010, including, in particular, $834.3 million in floor plan financing related to inventory and amounts outstanding under our Revolving Credit Facility that matures in February 2010 (of which approximately $80.0 million of the $206.4 million of availability was outstanding on June 30, 2009), $160.0 million in aggregate principal amount of 4.25% Convertible Senior Subordinated Notes due November 30, 2015 and redeemable at the option of the holders in November 2010, $85.6 million in Series A and Series B notes that may be redeemable at the option of the holders in certain instances on August 25, 2010 and certain other obligations as described in our filings with the SEC, which are incorporated herein by reference, including any financial statements filed therewith. The Company may be unable to refinance the Credit Facility prior to February 2010 and may not have sufficient cash on hand or other available credit to repay obligations thereunder, causing a default under the Credit Facility and certain other agreements and indentures. Furthermore, the Company relies on the Credit Facility for its day to day operations and failure to obtain an adequate revolving credit facility would materially impact the Company even if it had sufficient funds to pay amounts as they come due.

Holders of Notes will have the right to cause the Company to repurchase their Notes for cash on August 25, 2010 if the Company is unable to refinance 85%, or approximately $136.0 million in aggregate principal amount, of the 4.25% Convertible Senior Subordinated Notes prior to August 25, 2010. The Company may be unable to refinance the 4.25% Convertible Senior Subordinated Notes prior to August 25, 2010 and may not have sufficient cash on hand or other available credit to repurchase the Notes on the demand of the holders, causing a default under the indenture governing the Notes and certain other agreements and indentures. In addition, we do not expect to have a revolving credit facility or line of credit available to permit us to make such repayment. If we are required to repay all our obligations as a result of such a default, we are unlikely to have sufficient cash to fund such obligations, which could cause us to seek protection under U.S. bankruptcy laws, or our creditors may seek to force us into bankruptcy. In such cases, the holders may not be repaid any amounts under the Notes.

We may be unable to repurchase Notes in connection with asset sales, as required by the indenture governing the Notes, if we are unable to sell assets on favorable terms or at all.

In addition to restructuring our near term maturity indebtedness, we intend to sell assets and use the proceeds thereof in part to repay debt under our Credit Facility and repurchase Notes, in accordance with the terms of the Credit Facility and indenture governing the Notes. We cannot assure you that we will be able to sell such assets on favorable terms, if at all. In the event that we are able to sell such assets, only a portion of the proceeds may be available to repurchase Notes. Under the terms of the indenture, we may be required to apply all or a portion of the proceeds from any asset sales to permanently repay some of our obligations under our revolving credit facility. As a result, we may not be able to repurchase a sizeable amount of Notes with proceeds from assets sales, if we are able to make such purchases at all. See “Description of Notes—Certain Covenants—Limitation on Sale of Assets.”

The Company may incur additional indebtedness ranking equally with the Notes.

The indenture governing the Notes permits us to issue additional debt secured on an equal and ratable basis with the Notes, including debt to be issued in respect of the Company’s 4.25% Convertible Senior Subordinated Notes. If we incur any additional debt that is secured on an equal and ratable basis with the Notes, the holders of that debt will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any foreclosure upon and liquidation of the Collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

While we will generally be restricted in our ability to secure Indebtedness by any Liens on the property or assets of us or the restricted subsidiaries under the indenture, without the consent of holders of the Notes, we will be able to create additional first priority liens securing Indebtedness under our inventory facilities or the Credit Facility. In certain instances, we will also be able to secure other Indebtedness without the consent of the holders of the Notes. For a description of these Liens, see the definition of “Permitted Liens” in “Description of Notes—Certain Definitions.”

Not all of the Company’s subsidiaries will guarantee the Notes and the Notes will be structurally junior to all indebtedness of any subsidiaries that are not guarantors of the Notes.

Some of the Guarantors do not currently secure obligations under our Credit Facility, and therefore will not be required to provide security for the Notes. In addition, you will not have any claim as a creditor against any of our subsidiaries that do not guarantee the Notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries. In addition, the indenture governing the Notes, subject to some limitations, permits Unrestricted Subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. See “Description of Notes—Ranking of Notes.”

We cannot assure you that a market for the Notes will develop.

There currently is no trading market for the Notes and there can be no assurance that a market will develop, the liquidity of any market for the Notes that may develop, the ability of holders of the Notes to sell their notes, or the prices at which holders of the Notes would be able to sell their notes. If markets were to exist, there are many factors that could impact the prices at which the Notes would trade. We do not intend to apply for listing of the Notes on any securities exchange or for quotation on any automated dealer quotation system.

We intend to take the position that the Notes were treated as issued with original issue discount for United States federal income tax purposes.

The Notes were issued on May 7, 2009 in exchange for the 5.25% Convertible Senior Subordinated Notes due 2009 (the “5.25% Notes”). We intend to take the position that during the relevant period the Notes were not treated as traded on an “established securities market” within the meaning of applicable Treasury regulations and the 5.25% Notes were treated as traded on an established securities market, and therefore the fair market value of the 5.25% Notes on May 7, 2009 (less the amount of the cash payment made by us and the fair market value on May 7, 2009 of the shares of Class A common stock issued by us also in exchange for the 5.25% Notes) is treated as the issue price of the Notes. Accordingly, we intend to take the position, and the remainder of this paragraph assumes, that the issue price of the Notes for United States federal income tax purposes is $840.86 for each $1,000 principal amount of the Notes. Because the principal amount of the Notes exceeds the issue price of the Notes by more than the statutory de minimis amount, the Notes were treated as issued with original issue discount for United States federal income tax purposes in an amount equal to such excess. You generally will be required to accrue and include original issue discount in your gross income, using a constant yield method, in advance of receipt of the cash attributable to the original issue discount. However, there is uncertainty regarding the yield and maturity of the Notes for this purpose. You should review the discussion under “Certain United States Federal Tax Considerations” and consult your own tax advisor concerning the tax consequences to you of the acquisition, ownership and disposition of the Notes in light of your particular investment or other circumstances.

If we become the subject of a bankruptcy proceeding, the holders of Notes or Class A common stock covered by this prospectus may be required under U.S. bankruptcy and other laws to return any Notes and/or shares of Class A common stock covered by this prospectus.

If we file or are forced into bankruptcy, the issuance of the Notes and/or shares of Class A common stock covered by this prospectus may challenged as a fraudulent transfer or preference under U.S. bankruptcy laws. If the issuance of the Notes and/or shares of Class A common stock is challenged and a court determines that the transaction in which such Notes and shares of Class A common stock were originally issued constituted a fraudulent transfer, Noteholders and holders of such shares of Class A common stock may be required to give up their Notes and shares of Class A common stock issued covered by this prospectus, or the value thereof.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court could avoid and recover all or a portion of the transfers made by us to the parties to whom the Notes were originally issued if it were to find that, at the time of the transfer of consideration to the such original holders:

•	we initially issued the Notes and shares of Class A common stock with the intent of hindering, delaying or defrauding current or future creditors; or

•

we received less than fair consideration or reasonably equivalent value for the Notes and shares of Class A common stock, and we were insolvent or were rendered insolvent by reason of the issuance of the Notes; or we were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or we intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay as such debts mature.

The measure of insolvency for purposes of the above will vary depending upon the law applied in any proceeding. Generally, however, we would be considered insolvent if on May 7, 2009:

•	our debts, including contingent liabilities, were greater than the saleable value of all of our assets at a fair valuation;

•

the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

Apart from the fraudulent transfer theories described above, any payment made to the initial purchasers of the Notes in consideration for their 5.25% Notes may also be subject to challenge as a preference under U.S. bankruptcy laws. Specifically, if a holder of 5.25% Notes chose to exchange its 5.25% Notes for Notes and/or shares of Class A common stock and we were to become the subject of a bankruptcy proceeding on or before August 6, 2009, there is a risk that the bankruptcy court may determine that the issuance of the Notes and shares of Class A common stock covered by this prospectus is a voidable preference and, consequently, void such payments. In that event, a holder of Notes or the Class A common stock covered by this prospectus may be required to return such Notes and shares of Class A common stock, or value thereof.

Likewise, if a Guarantor subsequently files or is forced into bankruptcy, its Guarantee may be subject to the same fraudulent transfer and voidable preference determinations. In that event, a holder of Notes may be required to return the Guarantee, or value thereof, or a court would not enforce any such Guarantee.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided and Noteholders could be required to return payments received from guarantors.

Our obligations under the Notes are guaranteed by substantially all of our operating domestic subsidiaries. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent under the conditions described under the risk factor “If we become subject to a bankruptcy proceeding , the holders of Notes or Class A common stock covered by this prospectus may be required under U.S. bankruptcy and other laws to return any Notes and/or shares of Class A common stock covered by this prospectus,” above.

It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, because the guarantees were incurred for the benefit of the issuer, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee or take other action detrimental to the holders of the Notes.

Risks Related to the Shares of Class A Common Stock

We may experience significant fluctuations in the trading price of our Class A common stock. This may also significantly affect the trading price of the Notes, which will not be convertible into shares of Class A common stock until August 25, 2011.

The trading price of our Class A common stock has fluctuated significantly in recent periods and may continue to do so. Such fluctuations should also affect the trading price of the Notes. The stock market in general has from time to time experienced extreme price fluctuations, especially and significantly in recent periods. Often, these changes have been unrelated to the operating performance of the affected companies. Furthermore, quarter-to-quarter fluctuations in our results of operations caused by changes in customer demand or other factors may have a significant effect on the market price of our Class A common stock. In addition, general market conditions and international political or economic factors unrelated to our performance may affect our stock price. These and other conditions and factors could cause the price of our Class A common stock, and therefore the price of the notes, to fluctuate substantially over short periods. The trading price of our Class A common stock has recently increased from historically low levels. However, we cannot assure you that the trading price of our Class A common stock will remain stable, will continue to increase, or that it will not decrease again. In addition, the Notes are not convertible into shares of our Class A common stock until August 25, 2011, at which point the stock price may not be as high as it was in other periods.

Shares eligible for future public sale after the conversion of the Notes could adversely affect our stock price and may substantially dilute current stockholders.

The (i) 12,029,375 shares of Class B common stock (which is convertible into Class A common stock) owned beneficially by our stockholders at June 30, 2009, (ii) shares of Class A common stock underlying options granted by us under our stock option and other incentive compensation plans, (iii) shares issuable upon conversion of our outstanding 4.25% Convertible Senior Subordinated Notes (as such notes may be amended in the future), (iv) shares that will be issuable upon conversion of the Notes and (v) shares issued in transactions in the future, may be resold in the public market in the future. No prediction can be made as to the effect that sales of such shares (or their eligibility for resale) will have on the market price for the Class A common stock prevailing from time to time. The resale of substantial amounts of Class A common stock, or the perception that such resales may occur, could materially and adversely affect prevailing market prices for the Class A common stock, and thus also the Notes.

Any convertible debt instruments or equity shares that we issue in the future, including any convertible notes or equity shares issued in respect of the 4.25% Convertible Senior Subordinated Notes, may be issued at or include a conversion price based on a relatively low stock price. This may substantially dilute our equity and convertible debt holders, including holders of the Notes. The conversion of the Notes would significantly increase the amount of our Class A common stock outstanding, which could adversely affect our stock price and dilute our equity and convertible debt holders.

RECENT DEVELOPMENTS

On June 1, 2009, General Motors Corp. and certain of its subsidiaries (“General Motors”) filed for Chapter 11 bankruptcy protection. As of June 1, 2009, we operated 33 General Motors franchises (under the Cadillac, Chevrolet, Hummer, Saab, Buick and Saturn nameplates) at 26 physical dealerships. Six of our General Motors dealerships, representing twelve franchises, including three Hummer franchises at multi-franchise dealerships, two Saab franchises at multi-franchise dealerships and one additional General Motors franchise at a multi-franchise dealership received letters stating that the franchise agreements between General Motors and us will not be continued by General Motors on a long-term basis. Subject to bankruptcy approval, General Motors has offered assistance with winding down the operations of these franchises in exchange for our execution of a termination agreement. We executed all of the termination agreements. The termination agreements provide for the following:

•	The termination of the franchise agreement no earlier than January 1, 2010 and no later than October 31, 2010;

•	The assignment and assumption of the franchise agreement by the purchaser of General Motors’ assets;

•	The payment of financial assistance to the franchisee in installments in connection with the orderly winding down of the franchise operations;

•	The waiver of any other termination assistance of any kind that may have been required under the franchise agreement;

•	The release of claims against General Motors or the purchaser of General Motors’ assets and their related parties;

•

The continuation of franchise operations pursuant to the franchise agreement, as supplemented by the termination agreement, through the effective date of termination of the franchise agreement, except that we shall not be entitled to order any new vehicles from General Motors or the purchaser of General Motors’ assets; and

•	A restriction on our ability to transfer the franchise agreement to another party.

For our remaining General Motors franchises we executed “continuation agreements” which require, among other things, that existing franchise agreements will expire no later than October 31, 2010. In consideration of the execution of the “continuation agreements” General Motors will recommend to the bankruptcy court the continuation or assumption of our existing franchise agreements, as amended by the “continuation agreements”. Sonic expects its franchises which executed “continuation agreements” to be renewed on or before October 31, 2010.

With the exception of product liability indemnifications, amounts owed to us through incentive programs, amounts currently owed to us under our open account with General Motors and warranty claims occurring 90 days prior to June 1, 2009, all amounts owed to us from General Motors were extinguished as a result of the execution of the termination and continuation agreements. Payments of the amounts discussed above as exceptions will be subject to approval by the bankruptcy court. As of May 31, 2008, we had approximately $5.2 million in amounts owed to us from General Motors under the exceptions discussed above.

As our operations at the affected franchises that will not be renewed wind down, we may be required to accelerate depreciation expenses and record impairment charges related to, but not limited to, lease obligations, fixed assets, franchise assets, accounts receivable and inventory.

On June 2, 2009, General Motors announced that Chinese equipment manufacturer Sichuan Tengzhong Heavy Industrial Machinery Co. (“STHIMC”) will buy its Hummer brand. As of June 2, 2009, we operated three Hummer franchises at three dealership locations. It is uncertain whether STHIMC will continue supporting the Hummer brand or whether STHIMC’s ownership of the Hummer brand will have a positive or negative impact on our Hummer franchises’ operations.

On June 5, 2009, General Motors announced that Penske Automotive Group (PAG), will buy its Saturn brand. As of June 5, 2009, we operated one Saturn franchise at one dealership location. It is uncertain whether PAG will continue supporting the Saturn brand or whether PAG’s ownership of the Saturn brand will have a positive or negative impact on our Saturn franchise’s operations.

On June 10, 2009, Fiat SpA purchased a substantial portion of Chrysler’s assets which include rights related to our franchise agreements. As of June 10, 2009, we owned six Chrysler franchises at two dealership locations. It is uncertain whether Fiat will continue supporting the Chrysler brand or whether Fiat’s ownership of the Chrysler brand will have a positive or negative impact on our Chrysler franchises’ operations. In conjunction with Chrysler’s reorganization efforts in the second quarter of 2009, three franchise agreements associated with one or our dealership locations were terminated. As a result, we may be required to accelerate depreciation expenses and record impairment charges related to, but not limited to, lease obligations, fixed assets, accounts receivable and inventory.

On July 10, 2009, General Motors emerged from bankruptcy as the new General Motors Company, with the former General Motors Corp. henceforth known as Motors Liquidation Company. With the exception of the sale of the Hummer and Saturn brands discussed above, the new General Motors expects to continue its current brand portfolio going forward, however, discontinuation or sale of additional brands in the future could have an uncertain impact on Sonic’s operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities being sold by the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated:

(dollars in thousands)

	Fiscal years ended December 31,						Three months ended March 31,
	2004	2005	2006	2007	2008		2009
Ratio of Earnings to Fixed Charges	2.7x	2.9x	2.5x	3.0x	$(775,791	)(1)	1.3x

(1)	Reflects deficiency of earnings available to cover fixed charges. Because of the deficiency, ratio information is not provided.

For purposes of the ratio of earnings to fixed charges: 1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and 2) fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

DIVIDEND POLICY

The payment of any future dividend on our common stock is subject to the business judgment of our Board of Directors, taking into consideration our historic and projected results of operations, financial condition, cash flows, capital requirements, covenant compliance, share repurchases, current economic environment and other factors considered relevant. As of the date of this prospectus, the payment of dividends is expressly prohibited by our credit agreement and the terms of the Indenture governing the Notes.

SELLING SECURITYHOLDERS

The following table sets forth certain information known to Sonic as of June 30, 2009 regarding the beneficial ownership of the securities to be offered by this prospectus as of such date. Except as otherwise indicated, to the knowledge of Sonic, each securityholder possesses sole voting and investment power over the securities listed as owned by such securityholder. The information in the table concerning the selling securityholders who may offer securities hereunder from time to time is based on information provided to Sonic by such securityholders. Information concerning such selling securityholders may change from time to time and any changes of which Sonic is advised will be set forth in a prospectus supplement to the extent required by applicable law. Except as described below or in the documents incorporated by reference into this prospectus by reference, none of the selling securityholders has or has had in the past three years a material relationship with Sonic or any of its affiliates. To Sonic’s knowledge, no selling securityholder that is a broker-dealer or an affiliate of a broker-dealer acquired the securities as compensation for underwriting activities, purchased the securities outside the ordinary course of business or, at the time of the purchase of the securities, had any agreements or understandings, directly or indirectly, with any person to distribute the securities. A selling securityholder may offer all, some or none of the securities. The table below assumes each securityholder will dispose of all securities offered pursuant to this prospectus.

	Securities Beneficially Owned Prior to Offering Pursuant to this Prospectus				Maximum Number of Securities Offered Pursuant to this Prospectus		Securities Owned After Offering Pursuant to this Prospectus
Selling Securityholder	Principal Amount of Notes ($)	Percentage of Notes Outstanding (%)	Shares of Class A Common Stock (#)	Percentage of Class A Common Stock Outstanding (%)	Principal Amount of Notes ($)	Shares of Class A Common Stock (#)	Principal Amount of Notes ($)	Percentage of Notes Outstanding (%)		Shares of Class A Common Stock (#)	Percentage of Class A Common Stock Outstanding (%)
Falcon Point High Yield Fund LP (1)(2)	$1,000,000	1.3%	250,000	*	$1,000,000	250,000	$0		*	0	*
ING Pioneer High Yield Portfolio (1)(3)	$1,751,000	2.2%	458,347	1.5%	$1,751,000	458,347	$0		*	0	*
The Great Eastern Life Assurance Company Limited (1)(4)	$95,000	*	24,866	*	$95,000	24,866	$0		*	0	*
Nicholas Applegate Convertible & Income Fund (CVT) (1)(5)	$19,932,000	25.3%	5,217,532	15.1%	$19,932,000	5,217,532	$0		*	0	*
Nicholas Applegate Convertible & Income Fund 2 (CVT) (1)(5)	$16,874,000	21.4%	4,417,050	13.1%	$16,874,000	4,417,050	$0		*	0	*
NFJ Dividend, Interest and Premium Strategy Fund (1)(5)	$12,145,000	15.4%	3,179,148	9.8%	$12,145,000	3,179,148	$0		*	0	*
Narsil Investment Fund, LLC (1)(6)	$474,000	*	124,081	*	$474,000	124,081	$0		*	0	*
Post Advisory Group, LLC (on behalf of certain accounts it manages) (1)(7)	$11,175,000	14.2%	2,793,750	8.6%	$11,175,000	2,793,750	$0		*	0	*
Pioneer Funds – U.S. High Yield Fund (1)(3)	$2,301,000	2.9%	602,322	2.0%	$2,301,000	602,322	$0		*	0	*
Pioneer Obligacji Dolarowych Plus Fundusz Inwestycyjny Otwarty (1)(3)	$687,000	*	179,832	*	$687,000	179,832	$0		*	0	*
Pioneer High Yield Fund (1)(3)	$17,896,000	22.7%	4,684,574	13.8%	$17,896,000	4,684,574	$0		*	0	*
Pioneer High Yield VCT Portfolio (1)(3)	$712,000	*	186,372	*	$712,000	186,372	$0		*	0	*
United Funeral Directors Benefit Life Insurance Co. (1)(8)	$285,000	*	74,599	*	$285,000	74,599	$0		*	0	*
Jeffrey C. Rachor (1)(9)	$300,000	*	75,000	*	$300,000	75,000	$0		*	0	*
William R. Brooks (10)(11)	$0	*	105,443	*	$0	8,710	$0		*	96,733	*
David P. Cosper (10)(12)	$0	*	169,328	*	$0	26,132	$0		*	143,196	*
Stephen K. Coss (10)(13)	$0	*	104,188	*	$0	8,710	$0		*	95,478	*
Joseph K. Cox (10)(14)	$0	*	17,421	*	$0	17,421	$0		*	0	*
Frank Jeff Dyke III (10)(15)	$0	*	202,000	*	$0	26,132	$0		*	175,868	*
Richard A. Ford (10)(16)	$0	*	28,807	*	$0	17,421	$0		*	11,386	*
Thomas W. Keen Jr. (10)(17)	$0	*	95,794	*	$0	87,108	$0		*	8,686	*
David L. Koehler (10)(18)	$0	*	46,949	*	$0	17,421	$0		*	29,528	*
Michael A. Maynard (10)(19)	$0	*	47,260	*	$0	17,421	$0		*	29,839	*
O. Bruton Smith (10)(20)	$0	*	729,062	2.4%	$0	17,421	$0		*	711,641	2.4%
B. Scott Smith (10)(21)	$0	*	595,779	2.0%	$0	17,421	$0		*	578,358	1.9%
David B. Smith (10)(22)	$0	*	179,943	*	$0	17,421	$0		*	162,522	*
SMDA Development I, LLC (23)	$0	*	69,686	*	$0	69,686	$0		*	0	*
Rachel M. Richards (10)(24)	$0	*	27,289	*	$0	8,710	$0		*	18,579	*
J. Cary Tharrington, IV (25)	$0	*	8,710	*	$0	8,710	$0		*	0	*
Jeffrey L. Wiggins (10)(26)	$0	*	139,436	*	$0	121,951	$0		*	17,485	*

*	Indicates less than one percent (1%).
(1)	Includes shares of Class A common stock currently held and shares of Class A common stock issuable upon conversion of Notes held by a respective holder and identified opposite such holder’s name in the table above. The number of shares of Class A common stock issuable upon such conversion was calculated (assuming stockholder approval is obtained as described herein) based on a conversion rate of 250 shares per thousand dollars of Notes, or a conversion price per share of $4.00, which is subject to further adjustment under the terms of the indenture governing the Notes and as described in “Description of Notes—Conversion Rights”. As a result, the amount of Class A common stock issuable upon conversion may increase or decrease in the future.

(2)	Michael Thomas has voting and dispositive power over these securities.
(3)	Teri Anderholm, Chief Compliance Officer of Pioneer Investment Management, Inc., has voting and dispositive power over these securities.
(4)	Gerald Stanney, Vice President and Chief Compliance Officer of Pioneer Institutional Asset Management, Inc., has voting and dispositive power over these securities.
(5)	This selling securityholder has delegated full investment authority over the securities registered hereby to Nicholas-Applegate Capital Management LLC (“Nicholas-Applegate”), as investment adviser over these securities, including full dispositive power. Nicholas-Applegate is a registered investment advisor and is an affiliate of Nicholas-Applegate Securities LLC, a limited purpose broker-dealer registered with FINRA. Horacio A. Valeiras, CFA, as the Chief Investment Officer of Nicholas-Applegate, has oversight authority over all portfolio managers at Nicholas-Applegate. To the knowledge of Nicholas-Applegate, the securities registered hereby were not acquired as compensation for employment, underwriting, or any other services performed by the selling securityholders for the benefit of Sonic.
(6)	Scott Reynolds Thomson has voting and dispositive power over these securities.
(7)	Includes $4,475,000 of Notes and an additional $6,700,000 of Notes assuming conversion of securityholders’ Series B notes into Notes. As manager of certain accounts, this selling securityholder is the beneficial owner of (i) $4,475,000 of Notes that are held by the following entities in the following aggregate principal amount of Notes that are convertible into the number of shares listed: AXA Premier VIP Trust, $4,075,000 of Notes convertible into 1,018,750 shares of Class A common stock and Ohio Public Employees Retirement System, $400,000 of Notes convertible into 100,000 shares of Class A common stock and (ii) $6,700,000 of Notes issuable upon conversion of securityholders’ Series B notes, which are convertible at the holders option into the following aggregate principal amount of Notes which in turn are convertible into the following number of shares: Operating Engineers Pension Plan, $500,000 of Notes convertible into 125,000 shares of Class A common stock; University of Pennsylvania, $225,000 of Notes convertible into 56,250 shares of Class A common stock; Stichting Bedrijfst Akpensioenfonds, $2,500,000 of Notes convertible into 625,000 shares of Class A common stock; PMT Stichting Pensioenfonds, $1,000,000 of Notes convertible into 250,000 shares of Class A common stock; Timken Company Collective Investment Trust, $550,000 of Notes convertible into 137,500 shares of Class A common stock; Texas County & District Retirement, $1,000,000 of Notes convertible into 250,000 shares of Class A common stock; UBS LUX Institutional Sicav Alpha Choice, $225,000 of Notes convertible into 56,250 shares of Class A common stock; Virginia Retirement System, $400,000 of Notes convertible into 100,000 shares of Class A common stock; and Iowa Public Employees Retirement System, $300,000 of Notes convertible into 75,000 shares of Class A common stock. Allan E. Schweitzer, Chief Investment Officer of Post Advisory Group, LLC, holds voting and dispositive power over these securities.
(8)	Charlie Robert Allison has voting and dispositive power over these securities.
(9)	Mr. Rachor was Sonic’s President and Chief Operating Officer from April 2004 until March 2007 and was a director of Sonic from May 1999 until May 2008.
(10)	Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after June 30, 2009, to acquire beneficial ownership through the exercise of stock options: Messrs. Bruton Smith, 685,000 shares; Scott Smith, 463,000 shares; Cosper, 20,000 shares; David Smith, 66,608 shares; Jeff Dyke, 63,550 shares; Brooks, 65,000 shares; Coss, 90,110 shares; Ford, 5,025 shares; Keen, 5,025 shares; Koehler, 16,716 shares; Maynard, 25,075 shares; Richards, 12,362 shares and Wiggins, 10,025 shares.
(11)	Mr. Brooks is a director of Sonic and has been the Vice President, Treasurer, Chief Financial Officer and director of Speedway Motorsports, Inc., a New York Stock Exchange listed company controlled by O. Bruton Smith (“SMI”) since its organization in 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI and in May 2008 was promoted to Vice Chairman.
(12)	Mr. Cosper is Sonic’s Vice Chairman and Chief Financial Officer. In March 2007, Mr. Cosper was appointed to Vice Chairman after serving as Executive Vice President since March 2006. He joined Sonic Automotive on March 1, 2006 as an Executive Vice President and became our Chief Financial Officer and Treasurer on March 16, 2006. Mr. Cosper served as Treasurer through the end of 2006 and relinquished the position in February 2007. Includes 10,000 shares held by Mr. Cosper’s wife and 1,000 shares held by Mr. Cosper’s daughter, who shares his household.
(13)	Mr. Coss is Sonic’s Senior Vice President and General Counsel and has been employed by Sonic since January 2000.
(14)	Mr. Cox has been a Regional Vice President of Sonic since March 2008. Prior to that time, he was the general manager of one of our dealerships.
(15)	Mr. Dyke is Sonic’s Executive Vice President of Operations and has been employed by Sonic since October 2005. From March 2007 to October 2008, Mr. Dyke served as our Division Chief Operating Officer—South East Division. Mr. Dyke first joined Sonic in October 2005 as its Vice President of Retail Strategy, a position that he held until April 2006, when he was promoted to Division Vice President—Eastern Division, a position he held from April 2006 to March 2007.
(16)	Mr. Ford has been a Regional Vice President since he joined Sonic in January 2007.
(17)	Mr. Keen has been a Regional Vice President since he joined Sonic in April 2007.
(18)	Mr. Koehler has been a Regional Vice President of Sonic during the last three years.
(19)	Mr. Maynard has been a Regional Vice President of Sonic during the last three years.
(20)	Mr. O. Bruton Smith is Sonic’s Founder, Chairman and Chief Executive Officer and a director and has served as such since Sonic’s formation in January 1997, and he currently is a director and executive officer of many of our subsidiaries. He is also the Chairman and Chief Executive Officer of SMI since 1994. Does not include any shares of Class B common stock beneficially owned by Mr. O. Bruton Smith.
(21)	Mr. B. Scott Smith is President, Chief Strategic Officer and a director of Sonic. He also co-founded Sonic. Prior to his appointment as President in March 2007, Mr. Smith served as Sonic’s Vice Chairman and Chief Strategic Officer since 2002. The shares listed as beneficially owned by Mr. Smith include those beneficially owned by SMDA Development I, LLC in which Mr. Smith owns a 25% interest. Does not include any shares of Class B common stock beneficially owned by Mr. B. Scott Smith.
(22)	Mr. David B. Smith is Executive Vice President and a director of Sonic since October 2008 and has served in Sonic’s organization since October 2000. Prior to being named a director and Executive Vice President of Sonic, Mr. Smith served as Sonic’s Senior Vice President of Corporate Development since March 2007. Prior to that appointment, Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007. The shares listed as beneficially owned by Mr. Smith include those beneficially owned by SMDA Development I, LLC in which Mr. Smith owns a 25% interest.
(23)	Messrs. B. Scott and David B. Smith each own a 25% interest in this entity. Mr. B. Scott Smith has voting and dispositive power over these securities.
(24)	Ms. Richards is Sonic’s Vice President, Retail Strategy. She was our Director, Retail Strategy & Process Management from July 2006 until March 2007 when she was promoted to Vice President, Retail Strategy.
(25)	Mr. Tharrington is Vice President and General Counsel of SMI and has been employed by SMI since January 2006.
(26)	Mr. Wiggins has been a Regional Vice President of Sonic during the last three years.

DESCRIPTION OF NOTES

We issued the notes pursuant to an indenture dated as of May 7, 2009 between us and U.S. Bank National Association, as trustee. We refer to the indenture, as it may be supplemented from time to time, as the “Indenture.” As used in this Description of Notes, the “notes” refers to all of the Series A and Series B notes issued and issuable under the Indenture. The terms of the notes include those stated in the Indenture and, when the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) becomes applicable, those made a part of the Indenture by reference to the Trust Indenture Act. The Trust Indenture Act will not apply to the Indenture until the notes are registered under the securities laws. For definitions of certain capitalized terms used in this Description of Notes, see “—Certain Definitions.”

The following summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the Indenture. We urge you to read the Indenture and the form of the notes, which are included as exhibits to the registration statement of which this prospectus is a part. As used in this description, all references to “Sonic,” “the Company” or to “we,” “us” or “our” mean Sonic Automotive, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

The notes:

•	were issued only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 above that amount;

•	were issued in two series, Series A and Series B;

•	are limited to the aggregate principal amount issued on the date of the Indenture, which was $85,627,000;

•	mature on May 15, 2012;

•	accrue interest at a rate of 6.0% per year from May 7, 2009 payable semiannually in arrears on May 1 and November 1 of each year, beginning November 1, 2009;

•	will be convertible on the terms described herein;

•	are guaranteed by the Guarantors;

•	are equal in right of payment to all existing and future Senior Indebtedness of the Company;

•

are secured by a Second Priority Lien on the Company’s assets that are collateral for the First Priority Liens, subject to certain exceptions specified in the Security Documents and subject to Permitted Liens;

•	are senior in right of payment to all existing and future Subordinated Indebtedness of the Company; and

•	are, with respect to any Series B note, eligible for exchange to a Series A note, at the election of any Series B note holder following the date that the Registration Statement is declared effective.

Each Guarantee:

•	is equal in right of payment to all existing and future Senior Indebtedness of each Guarantor;

•

is secured by a Second Priority Lien on the Guarantor’s assets that are collateral for the First Priority Liens, subject to certain exceptions specified in the Security Documents and to Permitted Liens; and

•	is senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor.

The Series A notes and Series B notes are separate series of notes, but are treated as a single class under the Indenture, except as otherwise set forth in the Indenture. As of the date of this prospectus, there are $78,927,000 of Series A notes outstanding and $6,700,000 of Series B notes outstanding. The Series B notes may be exchanged, at the holder’s option, for a like principal amount of Series A notes after the Registration Statement is declared effective. Series B notes will not be sold pursuant to this prospectus. Any holder of Series B notes must convert those Series B notes into Series A notes prior to their resale. The Series A notes rank pari passu in right of payment with the Series B notes.

Interest on the notes will be paid to the person in whose name a note is registered at the close of business on the April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest will cease to accrue on a note upon its maturity, conversion, redemption or repurchase by us on the terms and subject to the conditions specified in the Indenture.

If any interest payment date, maturity date, redemption date or purchase date of a note falls on a day that is not a business day, the required payment of principal and interest will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after that interest payment date, maturity date, redemption date or purchase date, as the case may be, to the date of that payment on the next succeeding business day.

The notes are redeemable prior to maturity at any time, as described below under “—Redemption of Notes at Our Option.” Principal of and interest on the notes will be payable at the office of the paying agent, which initially will be an office or agency of the trustee, or an office or agency maintained for such purpose, in the Borough of Manhattan, The City of New York. If certain conditions have been satisfied, the notes may be presented for conversion at the office of the conversion agent, and for registration of transfer or exchange at the office of the registrar, each such agent initially being the trustee. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Maturity, conversion, purchase by us at the option of a holder or redemption of a note will cause interest to cease to accrue on such note. We may not reissue a note that has matured or been converted, purchased by us at the option of a holder, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.

Issuance and Methods of Receiving Payments on the Notes

Principal of, premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000 above that amount.

Ranking of Notes

The notes are general secured obligations of the Company and rank senior in right of payment to all existing and future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future Indebtedness of the Company that is not so subordinated. The notes are effectively senior to all unsecured Indebtedness to the extent of the value of the Collateral referred to below and effectively junior to any obligations of the Company that are either (i) secured by a Lien on the Collateral (as defined below) that is senior or prior to the Liens securing the notes, including the First Priority Liens securing obligations under the Credit Facility, and potentially any Permitted Liens, or (ii) secured by assets that are not part of the Collateral securing the notes, in each case to the extent of the value of the assets securing such obligations.

The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Security

The notes, the Guarantees and the Indenture Obligations are secured by Second Priority Liens granted by the Company, the existing Guarantors and any future Guarantor on the same collateral that secures obligations under the Credit Facility on a first priority basis (which consists of all assets of the Company and the Guarantors (whether now owned or hereafter arising or acquired)) other than as described below (the “Collateral”) and subject to certain Permitted Liens and encumbrances described in the Security Documents.

The Collateral does not include (collectively, “Excluded Property”): (A) any Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement to the extent that any such Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement is not assignable or capable of being encumbered as a matter of law or by the terms applicable thereto (unless any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, (B) the Restricted Equity Interests (as defined in the Security Agreement (Escrowed Equity)) to the extent that applicable law or terms of the applicable Franchise Agreement (as defined in the Credit Facility as of the date hereof), Framework Agreement (as defined in the Credit Facility as of the date hereof) or similar manufacturer agreement would prohibit the pledge or encumbrance thereof (unless any such restriction on assignment or encumbrance is ineffective under the UCC or other applicable law), without the consent of the applicable party thereto, (C) any property financed by manufacturer-affiliated finance companies pursuant to an Inventory Facility permitted to be incurred under the Indenture and that secures such obligations on a first priority basis, (D) any pledges of stock or other equity interests of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (E) equity interests in Unrestricted Subsidiaries (subject to future grants under the terms of the Indenture), (F) any pledge of more than 65% of the total outstanding voting stock issued by any Subsidiary organized under the laws of a jurisdiction other than the United States, (G) any Permitted Real Estate Indebtedness Collateral (as defined on Exhibit A to the Security Agreement), (H) any other real property, or (I) any other assets excluded from, or that (for any other reason) are not included in, the Collateral securing the Credit Facility from time to time after the date hereof; provided, that (i) if any of the foregoing property described in clauses (A) through (I) ceases to be “Excluded Property” by its terms, such property shall no longer constitute Excluded Property and shall automatically be deemed to be Collateral under this Security Agreement and each other Note Document, as applicable, (ii) if any material property becomes “Excluded Property” by the operation of clause (I) above, the Company shall promptly notify the Collateral Agent of such property and (iii) if any real property ever secures the Credit Facility on a first-priority basis, such real property shall be Collateral and the relevant Grantor shall cause such real property to secure the Secured Obligations (as defined in the Security Agreement) on a second-priority basis with mortgage, real estate trust deed or similar instruments of Lien containing terms no more restrictive to the relevant Grantor than in the first-priority basis.

As soon as practicable after the acquisition thereof and as required in accordance with the Security Documents, the Company and the Guarantors, as applicable, will provide a First Priority Lien in favor of the Administrative Agent and a Second Priority Lien in favor of the Collateral Agent (and deliver certain certificates and opinions in respect thereof as required by the Indenture or the Security Documents) with respect to (1) property (other than Excluded Property) that is acquired by the Company or a Guarantor, (2) all property that is no longer Excluded Property and is not automatically subject to a perfected security interest under the Security Documents and (3) if a Restricted Subsidiary becomes a Guarantor, such new Guarantor’s property (other than Excluded Property).

Certain of the obligations under our Credit Facility (including without limitation, obligations owed to lenders and their affiliates in connection with swap agreements and cash management arrangements) and the guarantees thereof by each of the Guarantors, are secured by a First Priority Lien on the Collateral. As set out in more detail below, upon an enforcement event or insolvency proceeding, proceeds from the Collateral will be applied first to satisfy such obligations under the Credit Facility in full and then to satisfy obligations on the notes. In addition, the Indenture permits the Company and the Guarantors to create additional Liens under specified circumstances, including certain additional senior Liens on the Collateral. See the definition of “Permitted Liens.”

The Collateral is pledged to (1) the administrative agent under the Credit Facility (together with any successor, the “Administrative Agent”), on a first priority basis, for the benefit of the “Secured Parties” (as defined in the security documents relating to the Revolving Credit Facility) and (2) U.S. Bank National Association, as collateral agent (together with any successor, the “Collateral Agent”), on a second priority basis, for the benefit of the trustee and the holders of the notes. The Second Priority Lien Obligations constitute claims separate and apart from (and of a different class from) the First Priority Lien Obligations and the Second Priority Liens are junior to the First Priority Liens as to the Collateral.

Control Over Collateral and Enforcement of Liens

The Intercreditor Agreement provides that, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Collateral Agent, the trustee or the holders of any notes to take any action whatsoever (other than Second Lien Permitted Actions (as defined in the Intercreditor Agreement) limited actions to preserve and protect the Second Priority Liens that do not impair the First Priority Liens and certain other limited exceptions) with respect to the Collateral. As a result, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, none of the Collateral Agent, the trustee or the holders of the notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens or challenge any decisions in respect thereof by the holders of the First Priority Liens; provided, that once the First Lien Agent takes Enforcement Action (as defined the Intercreditor Agreement), the Second Lien Agent may take Enforcement Action.

Proceeds realized by the Administrative Agent or the Collateral Agent upon the exercise of remedies with respect to the Collateral or in an insolvency proceeding will be applied:

•	first, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Lien Obligations until they are paid in full;

•	second, ratably to amounts owing to the holders of the notes in accordance with the terms of the Indenture; and

•	third, to the Company and/or other persons entitled thereto.

Payments by the Company in accordance with the Indenture, including the application of Net Cash Proceeds of any Asset Sale, are not intended to be subject to this priority of payments provision.

The Collateral was not appraised in connection with the initial offering of the notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the automotive retail industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers for the Collateral and similar factors. The amount to be received upon a sale of the Collateral following an Event of Default would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our Second Priority Lien Obligations. In addition, the fact that the lenders under the Credit Facility (and the lenders and affiliates that hold obligations under swap agreements and cash management arrangements) will receive proceeds from foreclosure on the Collateral before holders of the notes, and that other Persons may have Permitted Liens in respect of assets that are part of (or would be but for their exclusion from) the Collateral could have a material adverse effect on the amount that would be realized upon a liquidation of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, all amounts due on the notes.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the Company and the Guarantors. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Company or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the trustee or the holders of the notes to realize or foreclose on Collateral.

Release of Liens

The Security Documents and the Indenture provide that the Second Priority Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of the Indenture. In addition, the Second Priority Liens securing the notes will be released in whole (a) upon payment in full of principal, premium, if any, interest and all other Indenture Obligations (other than contingent indemnification obligations not then due) and (b) with the consent of the holders of 75% of the outstanding notes including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes. Furthermore, the Second Priority Liens will be released in part with respect to any asset constituting Collateral in connection with any disposition of such Collateral to any Person other than the Company or any of the Restricted Subsidiaries that is permitted by the Indenture.

To the extent applicable, and solely to the extent a series of notes are registered with the SEC, the Company will comply with Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the notes. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the trustee. Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released

Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. In addition, under interpretations provided by the SEC, to the extent that a release of a Lien is made without the need for consent by the holders of the notes or the trustee, the provisions of Section 314(d) may be inapplicable to the release.

Intercreditor Agreement

The Company, the Guarantors, the Collateral Agent, the trustee and the Administrative Agent under the Credit Facility (including in its capacity as collateral agent for the First Priority Liens that secure obligations under the Credit Facility) entered into the Intercreditor Agreement which established the second priority status of the Second Priority Liens. In addition to the provisions described above with respect to control of remedies, release of Collateral and amendments to the Security Documents, the Intercreditor Agreement also imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

•

Pursuant to the Intercreditor Agreement, the trustee and the holders of the notes agree that the Administrative Agent and the lenders under the Revolving Credit Facility have no fiduciary duties to them in respect of the maintenance or preservation of the Collateral. The Administrative Agent agrees to hold certain possessory collateral as bailee of the Collateral Agent and the trustee and the holders of the notes for purposes of perfecting the Second Priority Liens thereon. In addition, the trustee and the holders of the notes waive any claim against the Administrative Agent and the lenders under the Credit Facility in connection with any actions they may take under the Credit Facility or with respect to the Collateral. They further waive any right to assert, or request the benefit of, any marshalling or similar rights that may otherwise be available to them.

•

The trustee and the holders of the notes generally agree that if they receive payments from the Collateral in contravention of the application of proceeds provisions of the Intercreditor Agreement, they will turn such payments over to the First Priority Lien Obligation holders.

This summary of the Intercreditor Agreement only summarizes certain terms of the Intercreditor Agreement. You should rely on the actual Intercreditor Agreement when making your investment decision rather than this summary. This summary is not intended to be complete and you are responsible for reading the entirety of the Intercreditor Agreement prior to making your investment decision.

No Impairment of the Security Interests

Neither the Company nor any of the Guarantors are permitted to take any action, or knowingly or negligently omit to take any action, which action or omission is reasonably likely to or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the trustee and the holders of the notes.

The Indenture provides that any release of Collateral in accordance with the provisions of the Indenture and the Security Documents will not be deemed to impair the security under the Indenture, and that any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture with respect to such release have been complied with.

Subsidiary Guarantees

Payment of the notes is guaranteed by the Guarantors (as defined below) jointly and severally, fully and unconditionally, on a senior basis. The “Guarantors” are comprised of all of the guarantors of the Company’s 8 5/8% Senior Subordinated Notes and the Credit Facility on the Issue Date. Substantially all of the Company’s

operations are conducted through these subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such Guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (b) under “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.” The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the notes by such Restricted Subsidiary on the basis provided in the Indenture.

Conversion Rights

On or after August 25, 2011, to (and including) the close of business on the business day immediately preceding the Maturity Date, the holders of (i) Series A notes may convert such notes, in multiples of $1,000 principal amount, into Class A common stock at a price per share of $13.59, or a conversion rate of 73.58 shares per $1,000 principal amount of notes, which was initially equal to the aggregate principal amount of Series A notes and Series B notes on the Issue Date divided by the maximum number of shares that may be issued upon conversion without obtaining shareholder approval under Rule 312.03 of the NYSE Listed Company Manual less (A) 857,616 shares of Class A common stock, and (B) the number of shares of Class A common stock into which the Series B notes may be converted and (ii) Series B notes may convert such notes, in multiples of $1,000 principal amount, into Class A common stock at a price per share of $8.00, or a conversion rate of 125 shares per $1,000 principal amount of notes. Upon receipt of (x) shareholder approval for the issuance of the full number of Class A shares issuable upon conversion of Series A notes at a $4.00 per share conversion price in accordance with the requirements of Rule 312.03 of the NYSE Listed Company Manual or (y) an exemption for such issuance from the NYSE pursuant to Rule 312.05 of the NYSE Listed Company Manual (in each case (x) or (y), “NYSE Approval”), the conversion price of the Series A notes shall be adjusted to be $4.00 per share, or a conversion rate of 250 shares per $1,000 principal amount of Series A notes. As required by the Indenture, we are seeking stockholder approval of an increase in the conversion rate of the Series A notes to 250 shares of Class A common stock per $1,000 principal amount of Series A notes, or $4.00 per share, subject to further adjustment upon certain events as set forth herein. We anticipate the increase in the conversion rate will be approved at an upcoming special meeting of our stockholders because holders of a majority of the voting power of our outstanding common stock, including Mr. O. Bruton Smith and his affiliates, have indicated their intention to vote in favor of this proposed increase.

A holder of a note otherwise entitled to a fractional share will receive cash equal to the applicable portion of the then current sale price of our Class A common stock on the trading day immediately preceding the conversion date. Upon a conversion, we will have the option to deliver cash or a combination of cash and shares of our Class A common stock as described below.

To convert a note into shares of Class A common stock, a holder must:

•	complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required by the conversion agent, the trustee or the Company furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

The date a holder complies with these requirements is the “conversion date” under the Indenture. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. If a holder’s interest is a beneficial interest in a global note, in order to convert a holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note.

Upon conversion of a note, a holder will receive a cash payment of interest representing accrued and unpaid interest, except if such conversion occurs during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date. Holders of notes surrendered for conversion during such period will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion.

The conversion rate will not be adjusted for accrued and unpaid interest. A certificate for the number of full shares of Class A common stock into which any note is converted, together with any cash payment for fractional shares, will be delivered through the conversion agent as soon as practicable following the conversion date.

In lieu of delivery of shares of our Class A common stock upon notice of conversion of any notes (for all or any portion of the notes), we may elect to pay holders surrendering notes an amount in cash per note (or a portion of a note) equal to the average sale price of our Class A common stock for the five consecutive trading days immediately following the date of our notice of our election to deliver cash multiplied by the number of shares of Class A common stock which would have been issued on conversion and in respect of which cash is being delivered in lieu of shares. We will inform the holders through the trustee no later than two business days following the receipt of a conversion notice of our election to deliver shares of our Class A common stock or to pay cash in lieu of delivery of the shares. If we elect to deliver all of such payment in shares of our Class A common stock, the shares will be delivered through the conversion agent no later than the fifth business day following the conversion date. If we elect to pay all or a portion of such payment in cash, the payment, including any delivery of our Class A common stock, will be made to holders surrendering notes no later than the tenth business day following the applicable conversion date. If an Event of Default, as described under “—Events of Default; Waiver and Notice” below (other than a default in a cash payment upon conversion of the notes), has occurred and is continuing, we may not pay cash upon conversion of any notes or portion of a note (other than cash for fractional shares).

So long as NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes on the Target Date (as defined below) is below Fair Market Value (as defined below), then the per share conversion price of the Series A notes will be adjusted as follows upon issuance of the Permitted Exchange Notes:

CP’ = CP0 ×	(OS0 + Y)
(OS0 + X)

where

CP’	=	the adjusted per share conversion price of the notes;

CP0	=	the per share conversion price of the notes in effect immediately prior to the Target Date;

OS0	=	the sum of (i) the number of shares of Class A common stock outstanding immediately prior to the Target Date and (ii) the total number of shares of Class A common stock issuable upon conversion of the notes then outstanding based on the per share conversion price of the notes in effect immediately prior thereto;

Y	=	the total number of shares of Class A common stock issuable upon conversion of the Permitted Exchange Notes based on a per share conversion price equal to the Fair Market Value; and

X	=	the total number of shares of Class A common stock issuable upon conversion of the Permitted Exchange Notes based on the per share conversion price of the Permitted Exchange Notes at the Target Date.

For purposes of this adjustment:

“Target Date” means any date prior to the Maturity Date that is the earlier of:

(A) the date the Company initially signs legally binding documentation in respect of the exchange and issuance of the Permitted Exchange Notes (not involving a tender offer as described in clause (B) below), and

(B) the later of (x) the date the Company launches a bona fide tender offer in respect of the 4.25% Convertible Senior Subordinated Notes in connection with the exchange and issuance of the Permitted Exchange Notes, and (y) the date the Company amends the conversion price for the Permitted Exchange Notes specified in such tender offer in connection with the exchange and issuance of the Permitted Exchange Notes.

“Fair Market Value” shall be equal to the average closing sale price per share of the Company’s Class A common stock on the principal exchange on which such shares are listed for the thirty consecutive trading days ending immediately prior to the Target Date, as the case may be.

Notwithstanding the foregoing, if the conversion price of the Permitted Exchange Notes on the Target Date is below Fair Market Value and the conversion price of the Series A notes in effect at such time, then the above adjustment will be of no force and effect and the following adjustment will be the only adjustment that will apply.

So long as NYSE Approval has been obtained, if the conversion price of the Permitted Exchange Notes is below the conversion price of the Series A notes in effect at any time and from time to time prior to the Maturity Date, then the per share conversion price of the Series A notes will be adjusted as follows as of such a time:

CP’ = CP0 ×	(OS0 + Y)
(OS0 + X)

where

CP’	=	the adjusted per share conversion price of the notes;

CP0	=	the per share conversion price of the notes in effect immediately prior to such occurrence;

OS0	=	the sum of (i) the number of shares of Class A common stock outstanding immediately before such occurrence and (ii) the total number of shares of Class A common stock issuable upon conversion of the notes then outstanding based on the per share conversion price of the notes in effect immediately prior thereto;

Y	=	the total number of shares of Class A common stock issuable upon conversion of the notes then outstanding based on the per share conversion price of the notes in effect immediately prior thereto; and

X	=	the total number of shares of Class A common stock issuable upon conversion of the Permitted Exchange Notes then outstanding based on the per share conversion price of the Permitted Exchange Notes in effect at such time.

To the extent the conversion price of the Permitted Exchange Notes at any time and from time to time shall adjust pursuant to the terms of the Permitted Exchange Notes such that the conversion price thereof shall increase to an amount equal to or greater than the per share conversion price of the Series A notes in effect immediately prior to the corresponding adjustment of the notes, then the adjustment described above will cease to be effective and the per share conversion price of Series A notes will be re-adjusted as though the above adjustment did not occur.

In addition, we will adjust the conversion rate for the notes for:

(1)	dividends or distributions on our Class A common stock payable in our Class A common stock or other Capital Stock of Sonic;

(2)	subdivisions, combinations or certain reclassifications of our Class A common stock;

(3)	distributions to all holders of our Class A common stock of certain rights to purchase our Class A common stock for a period expiring within 60 days of issuance at less than the then current sale price; and

(4)	distributions to the holders of our Class A common stock of a portion of our assets (including shares of capital stock of a subsidiary) or debt securities issued by us or certain rights to purchase our securities (excluding cash dividends or other cash distributions from current or retained earnings unless the annualized amount thereof per share exceeds 5% of the sale price of our Class A common stock on the day preceding the date of declaration of such dividend or other distribution).

However, no adjustment to the conversion rate need be made if holders of the notes may participate in the transaction without conversion or in certain other cases.

If we pay a dividend or make a distribution on shares of our Class A common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate for the notes will be adjusted based on the market value of the securities so distributed relative to the market value of our Class A common stock, in each case based on the average sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.

In addition, the Indenture provides that upon conversion of the notes, the holders of such notes will receive, in addition to the shares of Class A common stock issuable upon such conversion, the rights related to such Class A common stock pursuant to any future stockholder rights plan, whether or not such rights have separated from the Class A common stock at the time of such conversion. However, there shall not be any adjustment to the conversion privilege or conversion rate as a result of:

•	the issuance of the rights;

•	the distribution of separate certificates representing the rights;

•	the exercise or redemption of such rights in accordance with any rights agreement; or

•	the termination or invalidation of the rights.

Subject to the required purchase described in “—Change in Control Requires Purchase of Notes by Us at the Option of the Holder,” if we are a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets, the right to convert a note into Class A common stock will be changed into a right to convert it into the kind and amount of securities, cash or other assets of Sonic or another Person which the holder would have received if the holder had converted the holder’s note immediately prior to the transaction.

The Indenture permits us to increase the conversion rate from time to time. Holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend upon:

•	a taxable distribution to holders of Class A common stock which results in an adjustment of the conversion rate;

•	an increase in the conversion rate at our discretion; or

•	failure to adjust the conversion rate in some instances.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Securing Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1.

Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Indebtedness”):

(i)	Indebtedness of the Company and the Guarantors under the Revolving Credit Facility and one or more term loans in an aggregate principal amount at any one time outstanding, not to exceed $550.0 million under the Revolving Credit Facility or in respect of letters of credit thereunder and any such term loans less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently reduce the commitments with respect to such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Sale of Assets”;

(ii)	Indebtedness of the Company and the Securing Guarantors under Mortgage Loans in an amount not to exceed $200.0 million at any time outstanding;

(iii)	Indebtedness of the Company and the Guarantors under any Inventory Facility, whether or not an Inventory Facility under the Credit Facility;

(iv)	Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, and listed on Schedule I to the Indenture to the extent constituting Indebtedness in an amount greater than $5.0 million, and not otherwise referred to in this definition of “Permitted Indebtedness”;

(v)	Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Securing Guarantor is made pursuant to an intercompany note and is unsecured and is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (v);

(vi)	Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (vi);

(vii)	guarantees of any Restricted Subsidiary made in accordance with the provisions of “—Limitation on Issuances of Guarantees of and Pledges for Indebtedness;” provided that the Indebtedness of the Company or any Restricted Subsidiary subject to such guarantee was permitted to be incurred;

(viii)	obligations of the Company or any Securing Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

(ix)

Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed $35.0 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(x)	obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

(xi)	Indebtedness in the ordinary course of business to support the Company’s or a Restricted Subsidiary’s insurance or self-insurance obligations for workers’ compensation and other similar insurance coverages;

(xii)	guarantees by the Company or a Guarantor of Indebtedness of a Restricted Subsidiary that was permitted to be incurred under the covenant described under the caption “—Limitation on Indebtedness;”

(xiii)

any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Indebtedness incurred pursuant to the first paragraph of this covenant or described in clause (iv) or clauses (xviii) or (xix) of this definition of “Permitted Indebtedness,” including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and in the case of any refinancing of Indebtedness that is Subordinated Indebtedness other than in the case of Permitted Exchange Notes, (A) such new Indebtedness is made subordinated to the notes at least to the same extent as the Indebtedness being refinanced and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and in the case of any refinancing of Permitted Exchange Notes (A) such new Indebtedness is either unsecured or secured by Liens that are junior to the notes on the same basis (or less favorable basis), including in respect of the Collateral securing such Indebtedness, as the Indebtedness being refinanced and (B) such new Indebtedness otherwise complies with the definition of Permitted Exchange Notes; provided, however, that in the case of any refinancing of Indebtedness described in clause (xix), (A) such new Indebtedness is either unsecured or secured by Liens junior to the notes and does not have benefit of collateral not otherwise securing the notes, (B) does not mature and is not subject to mandatory redemption at the option of a holder thereof (other than pursuant to change in control provisions or asset sale offers) prior to the 91st day after the Maturity Date, and (C) such refinancing is in compliance with “Redemption of Notes at Our Option” below;

(xiv)	Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of occurrence;

(xv)	Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to (a) discharge the notes as described under the caption “Discharge of the Indenture” or (b) redeem the notes, as described under the caption “Optional Redemption;”

(xvi)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that any subsequent transfer of any such shares of Preferred Stock (except to the Company or a Wholly-Owned Restricted Subsidiary of the Company) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xvi);

(xvii)	Indebtedness of the Company and its Restricted Subsidiaries or any Securing Guarantor in addition to that described in clauses (i) through (xvi) above and clauses (xviii) and (xix) below, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $40.0 million outstanding at any one time in the aggregate, provided that such Indebtedness is unsecured or is secured by Liens that are junior to the notes;

(xviii)	Permitted Exchange Notes and guarantees thereof; and

(xix)	Indebtedness of the Company pursuant to the notes and Indebtedness of any Securing Guarantor pursuant to a Guarantee of the notes.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types; provided that Indebtedness under the Revolving Credit Facility (which for clarity purposes shall not include any Inventory Facility under the Credit Facility) which is outstanding or available on the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not in excess of the amount permitted to be incurred pursuant to clause (i) above, shall be deemed to have been incurred pursuant to clause (i) above rather than pursuant to the first paragraph under this “—Limitation on Indebtedness.” Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Limitation on Restricted Payments. (a) Subject to the “Burdensome Agreements” covenant contained in the Credit Facility in effect at the Issue Date, the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i)	declare or pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

(iii)	make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness or any Permitted Exchange Notes or any refinancing of Permitted Exchange Notes;

(iv)	declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than:

a.	to the Company or any of its Wholly-Owned Restricted Subsidiaries that are Securing Guarantors in the case of a Restricted Subsidiary that is a Securing Guarantor; or

b.	dividends or distributions made by a Restricted Subsidiary:

i.	organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock; or

ii.	on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v)	make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(1)	immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

(2)	immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under “—Limitation on Indebtedness;” and

(3)	after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum of:

a.	50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter following the Issue Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

b.	the aggregate Net Cash Proceeds received after the Issue Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

c.	the aggregate Net Cash Proceeds received after the Issue Date, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

d.	the aggregate Net Cash Proceeds received after the Issue Date, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Issue Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

e. (a)	in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary for purposes of the Indenture (in each case, as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary;

f.	any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists; and

g.	the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes that convert into or for Qualified Capital Stock of the Company on or before November 30, 2010.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iii) and clause (xii) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (vii) through (xiii) being referred to as a “Permitted Payment”):

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on the date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section;

(ii)	the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(c) of paragraph (a) of this Section;

(iii)

the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has its first scheduled principal payment, either at the option of the holders thereof or by the terms of such new Subordinated Indebtedness, later than the Stated Maturity for the final scheduled principal payment of the notes; and (3) is expressly subordinated in right of payment to the notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

(iv)	the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of all or any portion of the 4.25% Convertible Senior Subordinated Notes through the substantially concurrent issuance of Permitted Exchange Notes;

(v)	the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary in an amount not to exceed $2.0 million in the aggregate in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Capital Stock by the Company to members of management of the Company or any Restricted Subsidiary; provided that the Company may carry over and make in a subsequent twelve-month period, in addition to the amount otherwise permitted for such twelve-month period, the amount of such purchase, redemptions or other acquisitions for value permitted to have been made but not made in any preceding twelve-month period; provided that the aggregate repurchases, redemptions or other acquisitions or retirements for value does not exceed $4.0 million in any twelve-month period;

(vi)	the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii)	the payment of the contingent purchase price or the payment of the deferred purchase price, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent any such payment would be deemed a Restricted Payment and would otherwise have been permitted by the Indenture at the time of such acquisition;

(viii)	the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries, in an amount not to exceed $5.0 million during the term of the Indenture;

(ix)	the repurchase of Capital Stock deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options;

(x)	the payment of cash in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exercisable for Capital Stock of the Company;

(xi)	payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under the caption “—Consolidation, Merger, Sale or Conveyance;”

(xii)	the making of any Restricted Payments after the date of the Indenture not exceeding in the aggregate $50.0 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

(xiii)	the purchase of 8 5/8% Senior Subordinated Notes and Permitted Exchange Notes from Net Cash Proceeds of any Asset Sale pursuant to the limitation on sale of assets covenant or change of control provision contained in the indentures governing the 8 5/8% Senior Subordinated Notes and Permitted Exchange Notes, respectively, subject first to the application of such Net Cash Proceeds pursuant to paragraph (b) under “—Limitation on Sale of Assets” below in the case of an Asset Sale and compliance with “Change in Control Requires Purchase of Notes by Us at the Option of the Holder” in the case of a Change in Control; and

(xiv)	the purchase of notes pursuant to “Change in Control Requires Purchase of Notes by Us at the Option of the Holder” below.

Limitation on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and:

(i)	such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party;

(ii)	with respect to any transaction or series of related transactions involving aggregate value in excess of $2.0 million the Company delivers an officers’ certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director; and

(iii)	with respect to any transaction or series of related transactions involving aggregate value in excess of $5.0 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions or the consideration being paid is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

a.	compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business;

b.	any transaction permitted as a Restricted Payment pursuant to the covenant described in “—Limitation on Restricted Payments;”

c.	the payment of customary fees to directors of the Company and its Restricted Subsidiaries;

d.	any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements;

e.	loans or advances to officers of the Company in the ordinary course of business not to exceed $1.0 million in any calendar year; and

f.	any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party.

Limitation on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Indebtedness, including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary, upon any Collateral, unless the notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, Permitted Exchange Notes or any refinancing of Permitted Exchange Notes, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens:

A.	securing any Indebtedness of the Company or any Securing Guarantor pursuant to the Revolving Credit Facility or one or more term loans permitted pursuant to clause (i) of the definition of Permitted Indebtedness (as well as, without duplication to clause (D), any swap contracts or cash management arrangements of any lender or affiliate thereof that are secured pursuant to the Credit Facility); provided that if the Company or any Restricted Subsidiary creates, incurs or affirms a First Priority Lien for the benefit of the First Priority Lien Obligations, the Company or such Restricted Subsidiary shall create, incur or affirm a Second Priority Lien for the benefit of the Second Priority Lien Obligations;

B.	securing any Inventory Facility;

C.	securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under “—Consolidation, Merger, Sale or Conveyance” or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of “—Limitation on Indebtedness;” provided, however, that in the case of this clause (C), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries;

D.	Liens securing Indebtedness incurred pursuant to clauses (ii), (viii), (ix), (xvii), (xviii) and (xix) under the covenant described under the caption “—Limitation on Indebtedness;” provided that in the case of clauses (xvii) and (xviii), only to the extent permitted under clauses (xvii) and (xviii), respectively, and in the case of (viii), only to the extent the obligation or Indebtedness related to such Interest Rate Agreement, Currency Hedging Agreement or Commodity Price Protection Agreement, as the case may be, will be permitted to be secured;

E.	securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clauses (A), (B), (C) and (D), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of:

i.	the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced; or

ii.	the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

provided, however, that in the case of clause (C), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries;

F.	securing any Permitted Exchange Notes; provided that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any such Indebtedness unless the notes or a Guarantee in the case of Liens of a Guarantor are directly secured prior or senior thereto;

G.	Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or any Restricted Subsidiary in accordance with GAAP;

H.	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Company or any Restricted Subsidiary;

I.	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

J.	deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, letters of credit, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

K.	easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

L.	Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) of “—Events of Default; Waiver and Notice;” and

M.	Liens not otherwise permitted under this section; provided that (i) at the time of the creation or incurrence of such Lien, no Event of Default shall exist or would result from such Lien, (ii) any such Lien is junior to the Second Priority Lien Obligations, and (iii) the aggregate Indebtedness secured by all Liens created or incurred in reliance on this clause (M) shall not exceed $25.0 million at any time.

Notwithstanding the foregoing, any Lien securing the notes granted pursuant to this covenant and not otherwise required to be granted pursuant to the Security Documents shall be automatically released and discharged upon the release by the holder or holders of the Indebtedness described in the first paragraph under “—Limitation on Liens” above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holder or holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien in accordance with the terms of the Indenture, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

The Company and the Guarantors shall not have more than $25,000,000.00 in the aggregate (the “Deposit Amount Cap”) credited to deposit accounts for at least ten (10) consecutive Business Days; provided, however, that funds credited to deposit accounts where the depository bank has entered into an account control agreement such that the Trustee or the Collateral Agent has a security interest in such deposit account and the funds credited thereto perfected by “control” (within the meaning of the UCC) on a second-priority basis consistent with the Intercreditor Agreement shall not count toward such Deposit Amount Cap.

Limitation on Sale of Assets. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i)	at least 75% of the consideration from such Asset Sale consists of:

(a)	cash or Cash Equivalents;

(b)	Replacement Assets; or

(c)	a combination of any of the foregoing; and

(ii)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

(b) The Company and its Restricted Subsidiaries shall apply Net Cash Proceeds of any Asset Sales as follows:

(A)	If (i) the EBITDA component of the Revolving Borrowing Base under the Revolving Credit Facility has not been eliminated or (ii) after giving pro forma effect to such Asset Sale (I) the outstanding amount of all Revolving Loans under the Revolving Credit Facility exceeds $25 million or (II) the Revolving Credit Advance Limit under the Revolving Credit Facility is less than $75 million, then 100% of such Net Cash Proceeds may be applied to repay Obligations under the Revolving Credit Facility;

(B)	If (i) the EBITDA component of the Revolving Borrowing Base under the Revolving Credit Facility has been eliminated and (ii) after giving pro forma effect to such Asset Sale (I) the outstanding amount of all Revolving Loans under the Revolving Credit Facility does not exceed $25 million and (II) the Revolving Credit Advance Limit under the Revolving Credit Facility is not less than $75 million, then 50% of such Net Cash Proceeds may be applied to repay Obligations under the Revolving Credit Facility and 50% of such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d) below, as the case may be; provided that to the extent that Net Cash Proceeds have been used to repay Obligations under the Revolving Credit Facility and there remain Net Cash Proceeds not required to be so applied, then such Net Cash Proceeds may be invested in Replacement Assets (or, if such Net Cash Proceeds are not invested in Replacement Assets within 365 days of the Asset Sale, then such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d)); and

(C)	If Indebtedness permitted pursuant to clause (i) of the definition of Permitted Indebtedness does not require prepayment (or such prepayment is waived), then 50% of such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d), as the case may be, and 50% of such Net Cash Proceeds may be invested in Replacement Assets (or, if such Net Cash Proceeds are not invested in Replacement Assets within 365 days of the Asset Sale, then such Net Cash Proceeds shall be applied as set forth in paragraph (c) or paragraph (d)).

The terms “Revolving Borrowing Base,” “Revolving Loans” and “Revolving Credit Advance Limit” shall have the meaning assigned thereto in the Credit Facility, or any comparable successor provisions thereto that are substantially similar in economic terms. The amount of Net Cash Proceeds of any Asset Sales to be applied as set forth in paragraph (c) or paragraph (d) below pursuant to clause (B) or (C) above constitutes “Offer Proceeds.”

(c) This paragraph (c) shall apply to all Offer Proceeds received within 365 days of the Issue Date and then for periods thereafter this paragraph (c) shall apply to all Offer Proceeds up to an aggregate amount of Offer Proceeds equal to 60% of the aggregate principal amount of notes as of the Issue Date. The Company shall redeem the notes for cash at any time it is in receipt of Offer Proceeds, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes equal to such Offer Proceeds, plus any accrued and unpaid interest on the notes redeemed up to, but not including, the redemption date. If fewer than all of the notes are to be redeemed pursuant to this paragraph (c) at any given time, the trustee shall select the notes to be redeemed on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

(d) This paragraph (d) shall apply when Offer Proceeds shall no longer be applied pursuant to paragraph (c). When the aggregate amount of Offer Proceeds exceeds $5.0 million or more, the Company will make an offer to purchase (an “Offer”) to all holders of the notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the “Note Amount”) equal to such Offer Proceeds. The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto, the Company may use any remaining Offer Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof exceeds the amount of Offer Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis based on the aggregate principal amount of notes surrendered by each holder. Upon the completion of the purchase of all the notes tendered pursuant to an Offer, the amount of Offer Proceeds, if any, shall be reset at zero.

(e) If the Company becomes obligated to make an Offer pursuant to paragraph (d) above, the notes shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(f) The Indenture will provide that the Company will comply to the extent applicable with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing for a secured Guarantee of the notes to the same extent as the notes and execute a joinder agreement to the Security Documents within 30 days on the same terms as the guarantee of such Indebtedness except that if such Indebtedness is by its terms Subordinated Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the notes at least to the same extent as such Indebtedness is subordinated to the notes.

(b) The Company will provide to the trustee and the Collateral Agent, promptly following the date that any Person becomes a Restricted Subsidiary (other than any non-Securing Guarantor if the Fair Market Value of such non-Securing Guarantor, together with the Fair Market Value of all other non-Securing Guarantor, as of such date, does not exceed in the aggregate $100,000), a supplemental indenture to the Indenture and a joinder agreement related to the Security Documents, executed by such new Restricted Subsidiary, providing for a full and unconditional secured Guarantee to the same extent as the notes by such new Restricted Subsidiary of the Indenture Obligations and a pledge of its assets as Collateral for the notes to the same extent as that set forth in the Indenture and the Security Documents.

(c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

Limitation on Subsidiary Preferred Stock. The Company will not permit:

(a)	any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time

(A)	such Person becomes a Restricted Subsidiary,

(B)	such Person merges with or into a Restricted Subsidiary or

(C)	a Restricted Subsidiary merges with or into such Person;

provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or

(b)	any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), or upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

(i)	pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

(ii)	pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii)	make any Investment in the Company or any other Restricted Subsidiary or

(iv)	transfer any of its properties or assets to the Company or any other Restricted Subsidiary,

except for:

a.	any encumbrance or restriction pursuant to an agreement in effect on the Issue Date;

b.	any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

c.	customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided however that the restrictions are applicable only to such Restricted Subsidiary or assets;

d.	any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body;

e.	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

f.	covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry;

g.	any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property;

h.	any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Securing Guarantor (including any Credit Facility or any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with “—Limitation on Liens”) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

i.	covenants in Inventory Facilities customary for inventory and floor plan financing in the automobile retailing industry;

j.	any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction;

k.	customary non-assignment provisions contained in (a) any lease governing a leasehold interest or (b) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries;

l.	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “Limitations on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

m.	restrictions on cash or other deposits or net worth imposed by customers or vendors under contracts entered into in the ordinary course of business;

n.	restrictions contained in any other indenture or instrument governing debt or preferred securities that are not materially more restrictive, taken as a whole, than those contained in the Indenture governing the notes;

o.	any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; and

p.	any encumbrance or restriction contained in the Security Documents.

Limitation on Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b)	the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of “—Limitation on Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s board of directors;

(c)	the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness” at the time of such Designation (assuming the effectiveness of such Designation);

(d)	such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(e)	such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the notes; and

(f)	such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant “—Limitation on Restricted Payments” for all purposes of the Indenture in the Designation Amount.

The Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets, other than the Capital Stock of any Unrestricted Subsidiary, to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing such Indebtedness, (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a)	no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b)	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c)	unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “—Limitation on Indebtedness.”

All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

If a Restricted Subsidiary becomes an Unrestricted Subsidiary, its guarantee will be automatically released and all collateral which it has pledged will be automatically released.

Permitted Exchange Note Modifications to the Indenture. (i) With respect to any covenant in the Permitted Exchange Notes that the Company reasonably believes is more stringent in any material respect than the notes, without the consent of any holder of notes, the Company may amend the Indenture to make the covenant corresponding to such Exchange Note covenant at least as stringent as the Permitted Exchange Note covenant or incorporate such additional Permitted Exchange Note covenant into the Indenture, provided that the holders of a majority of the notes may, at their option, refuse such amendment or incorporation by notifying the Company and the Trustee of such refusal, and (ii) the holders of a majority of the notes may, at their option by notice to the Company and the Trustee, amend the Indenture to make any covenant corresponding to a Permitted Exchange Note covenant at least as stringent as the Permitted Exchange Note covenant or incorporate such additional Permitted Exchange Note covenant into the Indenture; provided that, notwithstanding the foregoing, neither the Company nor the holders of the notes may make any such amendment that would result in the trustee or the holders of the notes being in violation of the Intercreditor Agreement. If the Company issues the Permitted Exchange Notes, the holders of the notes hereby agree that the Trustee shall and without consent of the holders of the notes, upon request of the Company, enter into an amendment to the Intercreditor Agreement to provide for the priority status of the Liens under the Permitted Exchange Notes on customary terms for Liens securing Indebtedness by a junior priority Lien to a second priority Lien.

Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the SEC pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject. The documents are to be filed with the SEC on or prior to the date (the “Required Filing Date”) by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company will also in any event within 15 days of each Required Filing Date

(i)	transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders; and

(ii)	file with the Trustee

copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections.

Statement by Officers as to Default. (a) The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, and 60 days after the end of each fiscal quarter ending after the date hereof, a written statement signed by two executive officers of the Company and the Guarantors, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and the Guarantors, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s and each Guarantor’s performance under the Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company with respect thereto.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission, followed by an originally executed copy, an officers’ certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within five business days after the Company becomes aware of the occurrence of such Default or Event of Default.

Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in under “—Certain Covenants,” if, before or after the time for such compliance, the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding shall, by act of such holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided that any waiver that would adversely affect the Series B notes in any material respect without similarly adversely affecting the Series A notes shall require the consent of the holders of at least a majority in aggregate principal amount of the outstanding Series B notes.

Additional Covenants. The Indenture also contains covenants with respect to the following matters:

i.	payment of principal, premium and interest;

ii.	maintenance of an office or agency in The City of New York;

iii.	arrangements regarding the handling of money held in trust;

iv.	maintenance of corporate existence;

v.	payment of taxes and other claims;

vi.	maintenance of properties;

vii.	maintenance of Collateral; and

viii.	maintenance of insurance.

Redemption of Notes at Our Option

We may redeem the notes in whole or from time to time in part, on at least 30 days’, and no more than 60 days’, notice at the following redemption prices expressed as percentages of the principal amount of the notes to be redeemed:

Period	Redemption Price
Beginning on the Issue Date and ending on April 30, 2010	100.00%
Beginning on May 1, 2010 and ending on April 30, 2011	106.00%
Beginning on May 1, 2011 and thereafter	112.00%

In each case, we will pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, interest will be paid to the record holder on the relevant record date. If fewer than all of the notes are to be redeemed, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be of the portion selected for redemption. For the avoidance of doubt, the redemption prices set forth in the above chart shall not apply to any payment of the principal of any note at its maturity or upon acceleration, conversion, mandatory redemption or required repurchase pursuant to “—Conversion Rights,” “—Repurchase of Notes by Us at Option of Holder,” “—Change in Control Requires Purchase of Notes by Us at the Option of the Holder” or otherwise.

Repurchase of Notes by Us at Option of Holder

If the Company is not able to consummate a transaction with holders of at least 85% of the aggregate principal amount of 4.25% Convertible Senior Subordinated Notes outstanding as of the Issue Date pursuant to amendment, waiver, extension, substitution, repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or otherwise prior to August 25, 2010 to extend or waive such holders’ right to require the Company to purchase such notes on November 30, 2010 to a date that is at least 91 days after Maturity and the Company has not withdrawn the notice required below, on August 25, 2010 (the “repurchase date”), the Company agrees to make an offer to repurchase all outstanding notes for cash that a holder has properly delivered and not withdrawn a written repurchase notice. The repurchase price will equal 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date. If the repurchase date is on a date that is after a record date and on or prior to the corresponding interest payment date, we will pay such interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the purchase price.

In connection with any offer to repurchase the notes, we will notify the holders of notes, such notice to be received by the holders not less than 20 business days prior to the repurchase date, of their repurchase right, the repurchase price, the repurchase date and the repurchase procedures. We shall have the right to withdraw the notice (without the consent of any holder) if the Company is able to secure such extension or waiver for at least 85% of the 4.25% Convertible Senior Subordinated Notes after such notice is sent, whether or not before August 25, 2010, at which time our obligations to repurchase the notes under this provision shall cease.

If a repurchase right exists, a holder may submit a repurchase notice to the paying agent (which will initially be the trustee) at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. Such notice will be deemed null and void if the Company is permitted to withdraw the notice pursuant to the prior paragraph. Any repurchase notice given by a holder electing to require us to repurchase notes must state:

•

if certificated notes have been issued, the certificate numbers of the holders’ notes to be delivered for repurchase (or, if the notes are not issued in certificated form, the notice of repurchase must comply with appropriate DTC procedures);

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the Indenture.

A holder may withdraw its repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of notes being withdrawn;

•

if certificated notes have been issued, the certificate numbers of the notes being withdrawn (or, if the notes are not issued in definitive form, the notice of withdrawal must comply with appropriate DTC procedures); and

•	the principal amount of the notes, if any, that remain subject to the repurchase notice.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the repurchase price for notes for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder effecting book-entry transfer of the notes or delivering certificated notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price for the notes to be paid promptly following the later of the business day following the repurchase date and the time of book-entry transfer or delivery of certificated notes, together with such endorsements.

If the paying agent holds money sufficient to pay the repurchase price of the notes for which a repurchase notice has been delivered and not validly withdrawn in accordance with the terms of the Indenture, then, immediately after the repurchase date, the notes will cease to be outstanding and interest on the notes will cease to accrue, whether or not the notes are transferred by book entry or delivered to the paying agent. Thereafter, all of the holder’s other rights shall terminate, other than the right to receive the repurchase price upon book-entry transfer of the notes or delivery of the notes. Our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, through the terms of our then existing borrowing arrangements or otherwise. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right.

Change in Control Requires Purchase of Notes by Us at the Option of the Holder

In the event of a Change in Control, each holder will have the right, at the holder’s option, subject to the terms and conditions of the Indenture, to require us to purchase for cash all or any portion of the holder’s notes. However, the principal amount at maturity submitted for purchase by a holder must be $1,000 or an integral multiple of $1,000.

We will be required to purchase the notes as of a date no later than 30 business days after the occurrence of such Change in Control at a cash price equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid cash interest, if any, on such note to, but excluding, such date of purchase.

Within 30 days after the occurrence of a Change in Control, we are obligated to mail to the trustee and to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the Change in Control, which notice shall state, among other things:

•	the events causing a Change in Control;

•	the date of such Change in Control;

•	the last date on which the purchase right may be exercised;

•	the Change in Control purchase price;

•	the Change in Control purchase date;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustments to the conversion rate resulting from such Change in Control;

•

that notes with respect to which a Change in Control purchase notice is given by the holder may be converted only if the Change in Control purchase notice has been withdrawn in accordance with the terms of the Indenture; and

•	the procedures that holders must follow to exercise these rights.

To exercise this right, the holder must deliver a written notice to the paying agent prior to the close of business on the business day prior to the Change in Control purchase date. The required purchase notice upon a Change in Control shall state:

•	if certificated notes have been issued, the certificate numbers of the notes to be delivered by the holder;

•	the portion of the principal amount at maturity of notes to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

•	that we are to purchase such notes pursuant to the applicable provisions of the notes.

Any such Change in Control purchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the Change in Control purchase date.

The notice of withdrawal shall state:

•	the name of the holder;

•	if certificated notes have been issued, the certificate number of the note in respect of which such notice of withdrawal is being submitted;

•	the principal amount of the note (which shall be $1,000 or an integral multiple of $1,000) delivered for purchase by the holder as to which such notice of withdrawal is being submitted;

•	a statement that such holder is withdrawing his election to have such principal amount of such note purchased; and

•

the principal amount, if any, of such note (which shall be $1,000 or an integral multiple of $1,000) that remains subject to the original Change in Control purchase notice and that has been or will be delivered for purchase by us.

Payment of the Change in Control purchase price for a note for which a Change in Control purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note (or book-entry transfer), together with necessary endorsements, to the paying agent at any time prior to or on the Change in Control purchase date. Payment of this Change in Control purchase price for such note will be made promptly following the later of the Change in Control purchase date or the satisfaction of such conditions.

If the paying agent holds money sufficient to pay the Change in Control purchase price of the note on the business day following the Change in Control purchase date in accordance with the terms of the Indenture, then immediately after the Change in Control purchase date, interest on the note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the Change in Control purchase price upon delivery of the note.

The Indenture does not permit our board of directors to waive our obligation to purchase notes at the option of holders in the event of a Change in Control.

In connection with any purchase offer in the event of a Change in Control, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

The Change in Control purchase feature of the notes may, in certain circumstances, make more difficult or discourage a takeover of Sonic. The Change in Control purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our Class A common stock;

•	to obtain control of us by means of a merger, tender offer, solicitation or otherwise; or

•	part of a plan by management to adopt a series of anti-takeover provisions.

Instead, the Change in Control purchase feature is a standard term contained in other offerings of securities similar to the notes.

Stipulations

In the event of a Change in Control, there can be no assurance that we will have available funds sufficient or be able to obtain financing to pay the Change in Control purchase price for all or any of the notes that might be delivered by holders of the notes seeking to accept the Change in Control offer. See “—Ranking of Notes.” The failure of the Company to make or consummate the Change in Control offer or pay the Change in Control purchase price when due will give the trustee and the holders of the notes the rights described under “—Events of Default; Waiver and Notice.”

In addition to the obligations of the Company under the Indenture with respect to the notes in the event of a Change in Control, all of the Company’s Indebtedness under our Revolving Credit Facility, Floor Plan Credit Facilities, Outstanding Notes and certain Mortgage Loans also contain an event of default upon a Change in Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. In addition, a Change in Control could result in a termination or nonrenewal of one or more of the Company’s franchise agreements or its agreements with the Manufacturers.

The term “all or substantially all” as used in the definition of “Change in Control” has not been interpreted under New York law, the governing law of the Indenture, to represent a specific quantitative test. As a consequence, in the event the holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

The provisions of the Indenture do not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the notes, unless such transaction is a transaction defined as a Change in Control. A transaction involving the Company’s management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change in Control only if it is the type of transaction specified by such definition.

We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a Change in Control with respect to the Change in Control purchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Consolidation, Merger, Sale or Conveyance

The Company

The Company will not, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person; (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons; or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i)	either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, partnership, limited liability company, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the trustee, all the obligations of the Company under the notes, the Indenture and the Registration Rights Agreement, as the case may be, and the notes, the Indenture and the Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect as so supplemented;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(iii)

immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of “—Certain Covenants—Limitation on Indebtedness;”

(iv)	at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and under the notes;

(v)	at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Limitation on Liens” are complied with; and

(vi)	at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

The Guarantors

Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor); (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor); or (3) permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i)	either (a) the Guarantor will be the continuing entity, in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the notes, the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement (to the extent any obligations remain under the Registration Rights Agreement) will remain in full force and effect;

(ii)	immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(iii)	at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

However, the foregoing limitations do not apply to any Guarantor whose Guarantee of the notes is unconditionally released and discharged in accordance with paragraph (b) under the provisions of “—Certain Covenants—Limitation on Issuances of Guarantees of and Pledges for Indebtedness.”

In the event of any transaction (other than a transfer by lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be) described in and complying with the conditions listed in the two immediately preceding subsections in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under the Indenture, the notes and/or the related Guarantees, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the notes or its Guarantee, as the case may be.

Nothing in this covenant shall prohibit a merger or consolidation of the Company or any of the Guarantors into an Affiliate organized in the United States solely for the purpose of changing the entity’s jurisdiction of organization.

Events of Default; Waiver and Notice

An Event of Default will occur under the Indenture if:

(1)    there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)    there shall be a default in the payment of the principal of (or premium, if any, on) any note at its maturity (upon acceleration, conversion, optional or mandatory redemption if any, required repurchase or otherwise);

(3)    (a) there shall be a default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or in clause (b), (c), (d) or (e) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the trustee or (y) to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

(b) there shall be a default by the Company to deliver the settlement amount upon conversion of the notes, in accordance with the provisions described in “—Conversion Rights;”

(c) there shall be a default in the performance or breach of the provisions described in “—Consolidation, Merger, Sale or Conveyance;”

(d) the Company shall have failed to consummate an Offer in accordance with the provisions of “—Certain Covenants—Limitation on Sale of Assets”; or

(e) Company shall have failed to consummate a Change in Control Offer in accordance with the provisions described in “—Change in Control Requires Purchase of Notes by Us at the Option of the Holder;”

(4)    one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $35.0 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

(5)    any Guarantee by a Significant Subsidiary or all Guarantees by a Significant Group of Subsidiaries shall for any reason ceases to be, or shall for any reason be asserted in writing by such Significant Subsidiary, Significant Group of Subsidiaries or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(6)    one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $35.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7)    any holder or holders of at least $35.0 million in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries after a default under such Indebtedness shall notify the trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action, including by way of set-off, to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any of its Subsidiaries, including funds on deposit or held pursuant to lock-box and other similar arrangements, unless such default is cured, rescinded or waived within 10 days after written notice to us from the trustee or the holders of at least 25% in principal amount of the then outstanding notes has been received by the company, and which default (a) results from the failure to pay such Indebtedness at its stated final maturity or (b) resulted in the acceleration of the maturity of such Indebtedness;

(8)    there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Significant Subsidiary or Significant Group of Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order:

(i)	adjudging the Company, any Significant Subsidiary or each Guarantor of such Significant Group of Subsidiaries bankrupt or insolvent;

(ii)	seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Significant Subsidiary or each Guarantor of such Significant Group of Subsidiaries under any applicable federal or state law;

(iii)	appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties or each Guarantor in such Significant Group of Subsidiaries or of any substantial part of the properties of such Significant Group of Subsidiaries; or

(iv)	ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(9)    (a) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(b) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries consents to the entry of a decree or order for relief in respect of the Company, such Significant Subsidiary or such Significant Group of Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(c) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

(d) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries

(i)	consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of their respective properties or each Guarantor in such Significant Group of Subsidiaries or of any substantial part of the properties of such Significant Group of Subsidiaries;

(ii)	makes an assignment for the benefit of creditors; or

(iii)	admits in writing its inability to pay its debts generally as they become due; or

(e) the Company, any Significant Subsidiary or a Significant Group of Subsidiaries takes any corporate action in furtherance of any such actions in this paragraph (9); or

(10)    the Company fails to obtain shareholder approval for the issuance of the full number of Class A shares issuable upon conversion of the Series A notes pursuant to the provisions set forth under “—Conversion Rights” at a $4.00 per share conversion price in accordance with the requirements of Rule 312.03 of the NYSE Listed Company Manual by the 90th day after the Issue Date; provided, however, that if the SEC has notified the Company that it is reviewing the preliminary proxy statement filed with the SEC in connection with such shareholder approval and such notice, if in writing, has been provided to the trustee, no Event of Default shall be deemed to have occurred so long as the Company is using its reasonable best efforts to cooperate with the SEC and obtain shareholder approval as promptly as reasonably practicable, which may be after such 90th day (copies of all correspondence with the SEC in connection with the SEC’s review of the preliminary proxy statement shall be provided to the trustee); provided, further that if the Company is enjoined or otherwise prevented pursuant to a judgment, order, writ or decree of any court from holding a meeting of the stockholders to obtain shareholder approval, and such judgment, order, writ or decree has been provided to the trustee, no Event of Default shall be deemed to have occurred so long as the Company is using its reasonable best efforts to vacate such judgment, order, writ or decree and obtain shareholder approval as promptly as reasonably practicable, which may be after such 90th day.

Result of Events of Default

If an Event of Default (other than as specified in clauses (8), (9) and (10) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable immediately, by a notice in writing to the Company (and to the trustee if given by the holders of the notes). Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8), (9) or (10) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the trustee or any holder. Thereupon, the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the trustee, may rescind and annul such declaration and its consequences if:

(a)	the Company has paid or deposited with the trustee a sum sufficient to pay

(i)	all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

(ii)	all overdue interest on all notes then outstanding;

(iii)	the principal of and premium, if any, on any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes; and

(iv)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes;

(b)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)	all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Waiver of Default by Holders

The holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the holders of all outstanding notes waive any existing or past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any note, which may only be waived with the consent of each holder of notes affected or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment; provided that any waiver that would adversely affect the Series B notes in any material respect without similarly adversely affecting the Series A notes shall require the consent of the holders of at least a majority in aggregate principal amount of the outstanding Series B notes.

Legal Rights of Holders

No holder of any of the notes has any right to institute any proceedings with respect to the notes, the Indenture or any remedy thereunder, unless:

(1)	such holder has previously given written notice to the trustee of a continuing event of default;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee under the notes and the Indenture;

(3)	the trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

(4)	the trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes.

Such limitations do not, however, apply to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

Notice to and Action of Trustees

The Company is required to notify the trustee within five business days of the occurrence of any Default. The Company is required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Modification of the Indenture

The trustee, the Company and each Guarantor, if any, may modify or amend the Indenture, the Security Documents or the notes with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the notes then outstanding; provided that any amendment of any provision of the Indenture or the modification of the rights and obligations of the Company and/or Guarantors that would adversely affect the Series B notes in any material respect without similarly adversely affecting the Series A notes shall require the consent of the holders of at least a majority in aggregate principal amount of the outstanding Series B notes. However, the consent of the holder of each outstanding note affected thereby or 75% of the holders of the notes affected thereby in the case of the last bullet point below would be required to:

•	alter the manner of calculation or rate of accrual of interest on any note or change the time of payment;

•	make any note payable in money or securities other than that stated in the note;

•	change the stated maturity of any note;

•	reduce the principal amount, redemption price or Change in Control purchase price with respect to any note;

•	make any change that adversely affects the rights of a holder to convert any note;

•	increase the conversion price, except as allowed under the Indenture;

•	make any change that adversely affects the right to require us to purchase a note;

•	impair the right to institute suit for the enforcement of any payment with respect to the notes or with respect to conversion of the notes;

•	change the provisions in the Indenture that relate to modifying or amending the Indenture; and

•

release in whole the Second Priority Liens with respect to the notes and the Guarantees, with the consent of at least 75% of the outstanding notes, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes.

Without the consent of any holder of notes, the trustee, the Company and each Guarantor, if any, may enter into supplemental Indentures or amend, supplement or otherwise modify any Security Document for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions under “—Consolidation, Merger, Sale or Conveyance” or a related provision of the Indenture;

•	as required or permitted under “—Certain Covenants—Permitted Exchange Note Modifications to the Indenture;”

•

to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of the notes as additional security for the payment and performance of our obligations under the Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the trustee pursuant to the Indenture or otherwise;

•	to release Collateral as required or permitted by the Indenture, the Security Documents or the Intercreditor Agreement;

•	to release any Guarantor from its obligations under its Guarantee and the Indenture in accordance with the Indenture;

•

any required modifications to provide for the release or addition of Collateral to comply with the provisions of the Intercreditor Agreement; provided that no action shall be taken without the consent of the holders of the notes to the extent such action is not expressly permitted or provided for by the terms of the Intercreditor Agreement;

•

to add to the covenants of Sonic or any other obligor upon the notes for the benefit of the holders, or to surrender any right or power conferred upon us or any other obligor upon the notes, as applicable, herein, or in the notes;

•

to make any change to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

•

to make any change that does not adversely affect the rights of any holders (it being understood that any amendment to cure any ambiguity, omission, defect or inconsistency made solely to conform the Indenture to the Description of Notes provided to investors in connection with the initial offering of the notes will be deemed not to adversely affect the rights or interests of holders);

•

to evidence the succession of another Person to Sonic, any Guarantor or any other obligor upon the notes, and the assumption by any such successor of the covenants of Sonic, any Guarantor or obligor herein and in the notes in accordance with the provisions of the Indenture under “Consolidation, Merger, Sale or Conveyance;”

•	to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

•	to decrease the conversion price in accordance with the provisions under “Conversion Rights;”

•	to make any change to make the notes able to be held in global form, which change does not materially adversely affect the rights of any holder under the Indenture; or

•	to make any change to make the Series B notes exchangeable for Series A notes, which such change does not adversely affect the rights of any Holder hereunder in any material respect.

The holders of a majority in principal amount of the notes then outstanding may, on behalf of all the holders of all notes:

•	waive compliance by us with restrictive provisions of the Indenture, as detailed in the Indenture; and

•

waive any past default under the Indenture and its consequences, except a default in the payment of the principal amount at maturity, accrued and unpaid interest, redemption price or Change in Control purchase price or obligation to deliver Class A common stock or cash, in lieu thereof, upon conversion with respect to any note or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Notwithstanding anything to the contrary contained herein, any supplemental indenture, agreement or other instrument that serves to amend, modify, eliminate or waive any provision that would adversely affect the Series B notes in any material respect without similarly adversely affecting the Series A notes shall require the consent of the holders of at least a majority in aggregate principal amount of the outstanding Series B notes.

Discharge of the Indenture

When (i) we deliver to the Trustee all outstanding notes (other than notes replaced pursuant to the Indenture) for cancellation or (ii) all outstanding notes have become due and payable and we irrevocably deposit with the Trustee, the paying agent (if the paying agent is not us or any of our Affiliates) or the conversion agent cash or, if expressly permitted by the terms of the notes or the Indenture, Class A common stock sufficient to pay all amounts due and owing on all outstanding notes (other than notes replaced pursuant to the Indenture), and if in either case we pay all other sums payable hereunder by us, then the Indenture shall, subject to proper payment to, and indemnification of, the trustee, cease to be of further effect. The Trustee shall join in the execution of a document prepared by us acknowledging satisfaction and discharge of the Indenture on demand of Sonic accompanied by an officers’ certificate and opinion of counsel and at the cost and expense of Sonic.

Governing Law

The Indenture and the notes are governed by and construed in accordance with the laws of the State of New York.

Trustee

U.S. Bank National Association serves as trustee under the Indenture and the indentures governing our 4.25% Convertible Senior Subordinated Notes and 8 5/8% Senior Subordinated Notes. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business.

Certain Definitions

“4.25% Convertible Senior Subordinated Notes” means the Company’s outstanding 4.25% Convertible Senior Subordinated Notes due 2015.

“8 5/8% Senior Subordinated Notes” means the Company’s outstanding 8 5/8% Senior Subordinated Notes due 2013.

“Acquired Indebtedness” means:

(i)	Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary;

(ii)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person; or

(iii)	Indebtedness of a Person assumed in connection with the acquisition of assets from such Person;

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Affiliate” means, with respect to any specified Person:

(i)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(ii)	any other Person that owns, directly or indirectly, ten percent or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or

(iii)	any other Person, ten percent or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition, including, without limitation, by way of merger, consolidation or sale and leaseback transaction (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(i)	any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);

(ii)	all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(iii)	any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business in which the aggregate Fair Market Value does not exceed $2.5 million in any transaction or series or related transactions.

For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets:

(A)	that is governed by the provisions described under “—Consolidation, Merger, Sale or Conveyance,”

(B)	that is by the Company to any Guarantor, or by any Guarantor to the Company or any Guarantor in accordance with the terms of the Indenture,

(C)	that is of obsolete equipment,

(D)	that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection,

(E)	the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions,

(F)	any Restricted Payment permitted under the caption “—Certain Covenants—Limitation on Restricted Payments;” or

(G)	upon exercise of remedies against the Collateral by (i) the holders of the First Lien Obligations in accordance with the collateral documents securing the First Lien Obligations or applicable law or (ii) the Collateral Agent or trustee.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests whether now outstanding or issued after the Issue Date, including limited liability company interests, partnership interests (whether general or limited),any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(i)	marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or any successor rating agency or “A-1” (or higher) according to Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), or any successor rating agency,

(iii)	commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

A “Change in Control” means the occurrence of any of the following events:

(i)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(iii)	the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A)	the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under “—Certain Covenants—Limitation on Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Certain Covenants—Limitation on Restricted Payments”); and

(B)	immediately after such transaction, no “person” or “group,” other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation; or

(iv)	the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger, Sale or Conveyance.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Class A common stock” means the Company’s Class A common stock, par value $.01 per share, or any successor common stock thereto.

“Collateral” means, collectively, the assets and rights and interests in property of any Person in which the Trustee or Collateral Agent is granted a Second Priority Lien under any Security Document as security for all or any portion of the Indenture Obligations; provided, that Collateral shall not include any Excluded Property so long as such assets and rights and interests in property consist of Excluded Property.

“Collateral Agent” means the collateral agent under the Security Documents.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company” means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a)	without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b)	the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect, which pro forma calculation shall be made (to the extent Regulation S-X under the Securities Act would apply) in accordance with Regulation S-X under the Securities Act, to

(i)	the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(ii)	the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(iii)	in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(iv)	any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(i)

in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

(ii)	in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis, which pro forma calculation shall be made (to the extent Regulation S-X under the Securities Act would apply) in accordance with Regulation S-X under the Securities Act, shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a)	the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,

(i)	amortization of debt discount,

(ii)	the net cash costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(iii)	the interest portion of any deferred payment obligation,

(iv)	all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(v)	accrued interest; plus

(b)	(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries; plus

(c)	the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary or secured by a Lien on assets of such Person or its Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs and any non-cash interest expense under the notes or Permitted Exchange Notes or refinancings thereof or derivatives related thereto.

“Consolidated Net Income (Loss)” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(i)	all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(ii)	the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(iii)	net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a “pooling of interests” basis attributable to any period prior to the date of combination,

(iv)	any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(v)	gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

(vi)	the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(vii)	any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date,

(viii)	any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person,

(ix)	any net gain or loss arising from the cumulative effect of changes to GAAP,

(x)	any non-cash charge related to the issuance of the notes or the repurchase, redemption, or other acquisition, renewal, extension, substitution, refunding, refinancing, replacement or retirement for value of any Indebtedness or any cancellation of Indebtedness income, or

(xi)	any asset impairment charge or goodwill impairment charge.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

“Consolidated Tangible Assets” of any Person means (a) all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Credit Facility” means, collectively, (i) the Credit Agreement, dated as of February 17, 2006, among the Company, the New Vehicle Borrowers, Bank of America, as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, and the Lenders as from time to time amended, supplemented, restated, amended and restated, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof), and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company in writing to the Trustee and the Collateral Agent to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

“First Priority Lien” means a Lien on Collateral that is the most senior Lien on such Collateral and that secures First Priority Lien Obligations.

“First Priority Lien Obligations” means obligations of the Company and the Restricted Subsidiaries under the Credit Facility (including without limitation obligations owed to lenders and their affiliates in connection with swap agreements and cash management arrangements) that are secured by First Priority Liens.

“Floor Plan Facility” means an agreement from Ford Motor Credit Company, DaimlerChrysler Services of North America LLC, Toyota Motor Credit Corporation, General Motors Acceptance Corporation or any other bank or asset-based lender, including a new vehicle floor plan sub-facility and a used vehicle floor plan sub-facility under the Credit Facility, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness (i) the net proceeds of which are used to purchase, finance or refinance vehicles, vehicle parts, vehicle supplies or (in the case of the Credit Facility) a pre-existing credit facility and (ii) which Indebtedness may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility, except that this clause (ii) shall not apply to any Floor Plan Facility under the Credit Facility.

“General Intangibles” means all intangible personal property including, without limitation, all contract rights, rights to receive payments of money, choses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interest in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which (i) for the purpose of determining compliance with the covenants contained in the Indenture were in effect as of the Issue Date and (ii) for purposes of complying with the reporting requirements contained in the Indenture are in effect on the issue date of the 8 5/8% Senior Subordinated Notes.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

(i)	to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(ii)	to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(iii)	to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(iv)	to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(v)	otherwise to assure a creditor against loss; provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which is a guarantor of the notes, including any Person that is required to execute a guarantee of the notes pursuant to “—Certain Covenants—Limitation on Issuance of Guarantees of and Pledges for Indebtedness” covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

“Indebtedness” means, with respect to any Person, without duplication,

(i)	all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(ii)	all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(iii)	all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),but excluding trade payables arising in the ordinary course of business,

(iv)	all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

(v)	all Capital Lease Obligations of such Person,

(vi)	all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(vii)	all Guaranteed Debt of such Person,

(viii)	all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(ix)	Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor, and

(x)	any amendment,supplement,modification,deferral,renewal,extension,refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable and any post-petition interest, and all other amounts due or to become due under or in connection with the Indenture, the Registration Rights Agreement, the notes and the performance of all other obligations to the trustee and the holders under the Indenture and the notes, according to the respective terms thereof.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or about the Issue Date among the Collateral Agent, the Administrative Agent, the Trustee, the Company and each other Guarantor named therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, including guarantees, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (but for clarity purposes excluding trade receivables and prepaid expenses, in each case arising in the ordinary course of business), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means May 7, 2009.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Manufacturer” means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

“Maturity” means, when used with respect to the notes, the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or redemption date and whether by declaration of acceleration, Offer in respect of Offer Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

“Mortgage Loans” mean (i) Indebtedness of the Company or a Subsidiary secured solely by Liens on real property used by a Subsidiary of the Company for the operation of a vehicle dealership, collision repair business or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of the Company, each as may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Net Cash Proceeds” means

(a)	with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

(i)	brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(ii)	provisions for all taxes payable as a result of such Asset Sale,

(iii)	payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

(iv)	amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and

(v)	appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee and

(b)	with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Outstanding Notes” means the Company’s outstanding (a) 8 5/8% Senior Subordinated Notes, and (b) 4.25% Convertible Senior Subordinated Notes.

“Permitted Exchange Notes” means any Indebtedness that may be issued to renew, extend, substitute, refund, refinance or replace the 4.25% Convertible Senior Subordinated Notes ; provided such Indebtedness (A) does not exceed the principal amount of the 4.25% Convertible Senior Subordinated Notes, premiums, if any, and accrued and unpaid interest, (B) does not mature and is not subject to mandatory redemption at the option of a holder thereof (other than pursuant to change of control provisions or asset sale offers) prior to the 91st day after the Maturity Date, (C) can either be unsecured or only be secured by Liens that are junior to the Liens in favor of the Trustee or the Collateral Agent and does not have the benefit of any collateral not otherwise securing the notes, (D) does not have restrictive covenants that are more stringent in any material respect than the covenants described under “—Certain Covenants” taken as a whole, after giving effect to any amendment to the Indenture and the notes made in compliance with “—Certain Covenants—Permitted Exchange Note Modifications to the Indenture,” (F) may not be directly or indirectly guaranteed by any entity that does not also guarantee the notes, (G) may not be directly or indirectly secured by the pledge of any assets of any entity that does not also guarantee the notes and pledge its assets (on a second-priority basis) to secure the notes and (H) must provide that the notes issued under the Indenture have priority with respect to Net Cash Proceeds from Asset Sales as described under “—Limitation on Sales of Assets.”

“Permitted Holders” means:

(i)	Mr. O. Bruton Smith and his guardians, conservators, committees, or attorneys-in-fact;

(ii)	lineal descendants of Mr. Smith (each, a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and

(iii)	each “Family Controlled Entity,” as defined herein. The term “Family Controlled Entity” means

(a)	any not-for-profit corporation if at least 80% of its board of directors is composed of Permitted Holders and/or Descendants;

(b)	any other corporation if at least 80% of the value of its outstanding equity is owned by one or more Permitted Holders;

(c)	any partnership if at least 80% of the value of the partnership interests are owned by one or more Permitted Holders;

(d)	any limited liability or similar company if at least 80% of the value of the company is owned by one or more Permitted Holders; and

(e)	any trusts created for the benefit of any of the persons listed in clauses (i) or (ii) of this definition.

“Permitted Investment” means:

(i)	Investments in the Company, any Securing Guarantor or any Person which, as a result of such Investment, (a) becomes a Securing Guarantor or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Securing Guarantor;

(ii)	Indebtedness of the Company or a Restricted Subsidiary described under clauses (vi), (vii) and (viii) of the definition of “Permitted Indebtedness;”

(iii)	Temporary Cash Investments;

(iv)	Investments acquired by the Company or any Guarantor in connection with an Asset Sale permitted under “—Certain Covenants—Limitation on Sale of Assets” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(v)	any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Guarantor;

(vi)	Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Guarantor;

(vii)	prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(viii)	Investments in existence on the Issue Date;

(ix)	deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(x)	Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the Net Cash Proceeds received by the Company after the date of the Indenture from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(c) of the first paragraph of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments;”

(xi)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(xii)	consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices;

(xiii)	Investments in any of the notes; and

(xiv)	in addition to the Investments described in clauses (i) through (xiii) above, Investments in an amount not to exceed $5.0 million in the aggregate at any one time outstanding.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Liens” means any of the Liens described by clauses (A) through (M) under the caption “—Limitation on Liens.”

“Permitted Real Estate Indebtedness Collateral” means Permitted Real Estate Indebtedness Collateral as defined in the Security Documents.

“Pledge Agreement” means the Pledge Agreement (as amended, modified, supplemented, restated or amended and restated from time to time) among the pledgors party thereto and the Collateral Agent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date; provided that

(i)	the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

(ii)	at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(iii) (A)	the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or construction cost to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof),

(1)	is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the notes,

(2)	is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of the assets by the Company in circumstances where the holders of the notes would have similar rights), or

(3)	is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

“Registration Rights Agreement” means the Registration Rights Agreement relating to the notes, dated as of May 7, 2009, among the Company, the Guarantors and the subscribers party thereto.

“Registration Statement” means any registration statement of the Company and the Guarantors which covers the sale or issuance of any of the notes (and related guarantees) pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related thereto.

“Restricted Equity Interests” means Restricted Equity Interests as defined in the Security Agreement (Escrowed Equity).

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Revolving Credit Facility” means a revolving credit facility or sub-facility under the Credit Facility as from time to time amended, supplemented, restated, amended and restated, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time.

“Second Priority Lien Obligations” means the Indenture Obligations and any other obligations of the Company or the Guarantors that are secured by Second Priority Liens.

“Second Priority Liens” means all Liens that secure the Second Priority Lien Obligations.

“Securing Guarantor” means all Guarantors that are parties to the Security Documents.

“Security Agreement” means the Security Agreement (as amended, modified, supplemented, restated or amended and restated from time to time) among the grantors party thereto and the Collateral Agent.

“Security Agreement (Escrowed Equity)” means the Security Agreement (Escrowed Equity) (as amended, modified, supplemented, restated or amended and restated from time to time) among the grantors party thereto and the Collateral Agent.

“Security Documents” means (i) the Intercreditor Agreement and (ii) all agreements, instruments, documents, pledges or filings executed in connection with granting, or that evidences, the Lien of the Collateral Agent in the Collateral, including without limitation, the Security Agreement, Security Agreement (Escrowed Equity) and the Pledge Agreement.

“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such SEC is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Senior Indebtedness” means, with respect to any Person, all Indebtedness of any Person unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to senior indebtedness of such Person. Notwithstanding the foregoing, “Senior Indebtedness” shall include the Indenture Obligations, the Credit Facility to the extent the Company is a party thereto and may include any senior notes to be issued in respect of the 4.25% Convertible Senior Subordinated Notes due 2015.

“Significant Group of Subsidiaries” means, at any particular time, any group of Subsidiaries that would collectively constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the Indenture, except that references to “10 percent” in such provision of Article 1 of Regulation S-X shall be deemed to be references to “20 percent.”

“Significant Subsidiary” means, at any particular time, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X promulgated under the Securities Act as in effect on the date of the Indenture.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes, including the Outstanding Notes, or the Guarantee of such Guarantor, as the case may be.

“Subsidiary” of a Person means:

(i)	any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,

(ii)	any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(iii)	any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Temporary Cash Investments” means:

(i)	any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

(ii)	any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or any successor rating agency or “A-1” (or higher) according to S&P or any successor rating agency;

(iii)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(iv)	any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“UCC” means the Uniform Commercial Code of the State of New York.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Unrestricted Subsidiaries.”

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(i)	as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(ii)	which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the notes.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock, together with any related contractual arrangements, has no significant economic value with respect to distributions of profits or losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors’ qualifying shares).

Registration Rights

We have agreed, at our cost, for the benefit of the holders of the notes, to cause the Series A notes and the shares issuable upon conversion of the Series A notes, to be registered under the Securities Act. To accomplish this, we agreed to:

•	file a shelf registration statement pursuant to Rule 415 of the 1933 Act on or before July 6, 2009; and

•	use our reasonable best efforts to cause the shelf registration statement to be declared effective by the SEC on or before November 7, 2009.

If (1) we fail to meet these deadlines; (2) after the shelf registration statement is filed and declared effective until the Series A notes and the shares issuable upon conversion of the Series A notes covered by such shelf registration statement have been resold pursuant to such shelf registration statement, the shelf registration statement ceases to be effective or fails to be usable for its intended purpose (subject to certain exceptions) except during a blackout period; or (3) blackout periods exceed an aggregate of 45 days in any calendar year, then additional interest will accrue on the aggregate principal amount of notes (in addition to the stated interest on the notes) from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. The additional interest will initially be 0.25% per-annum of the aggregate principal of the notes with respect to the first 45-day period during which a registration default shall have occurred and be continuing. From the 46th day and ending on the 90th day following the registration default, the additional interest will be 0.75% per annum and commencing on the 91st day following the registration default the additional interest will be 1.00% per annum.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of (a) 100,000,000 shares of Class A common stock, $.0l par value, (b) 30,000,000 shares of Class B common stock, $.0l par value and (c) 3,000,000 shares of preferred stock, $.l0 par value. As of June 12, 2009, we had 29,567,119 outstanding shares of Class A common stock, 12,029,375 outstanding shares of Class B common stock and no outstanding shares of preferred stock.

We have summarized certain of the material provisions of our Class A and Class B common stock below. We urge you to read our Amended and Restated Certificate of Incorporation (which was filed as an exhibit to our Registration Statement on Form S-l (File No. 333-33295)), our Certificate of Amendment to our Amended and Restated Certificate of Incorporation (which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1999) and Amended and Restated Bylaws of Sonic (as amended February 9, 2006) (which was filed as an exhibit to our Current Report on Form 8-K filed February 13, 2006) for a detailed description of the provisions thereof summarized below.

Common Stock

Sonic’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights of the Class B common stock and as required by law, as discussed more fully below.

Voting Rights; Conversion of Class B Common Stock to Class A Common Stock

The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Sonic. Holders of Class B common stock are entitled to 10 votes per share except as described below. Holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by Delaware law. There is no cumulative voting with respect to the election of directors.

In the event any shares of Class B common stock held by a member of the Smith Group (as defined below) are transferred outside of the Smith Group, such shares will automatically be converted into shares of Class A common stock. In addition, if the total number of shares of common stock held by members of the Smith Group is less than 15% of the total number of shares of common stock outstanding, all of the outstanding shares of Class B common stock automatically will be reclassified as Class A common stock. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A common stock must be identical to that received by holders of Class B common stock, except that in any such transaction in which shares of common stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ between our classes of common stock.

Notwithstanding the foregoing, the holders of Class A common stock and Class B common stock vote as a single class, with each share of each Class entitled to one vote per share, with respect to any transaction proposed or approved by the board of directors of Sonic or proposed by or on behalf of holders of the Class B common stock or as to which any member of the Smith Group or any affiliate thereof has a material financial interest other than as a then existing stockholder of Sonic constituting a

•	“going private” transaction;

•	sale or other disposition of all or substantially all of Sonic’s assets; or

•

sale or transfer that would cause the nature of Sonic’s business to be no longer primarily oriented toward automobile dealership operations and related activities, or merger or consolidation of Sonic in which the holders of the common stock will own less than 50% of the common stock following such transaction.

A “going private” transaction is defined as any “Rule l3e-3 Transaction,” as such term is defined in Rule l3e-3 promulgated under the Securities Exchange Act of 1934. An “affiliate” is defined as (a) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with any member of the Smith Group, (b) any corporation or organization (other than Sonic or a majority-owned subsidiary of Sonic) of which any member of the Smith Group is an officer, partner or is, directly or indirectly, the beneficial owner of 10% or more of any Class of voting securities, or in which any member of the Smith Group has a substantial beneficial interest, (c) a voting trust or similar arrangement pursuant to which any member of the Smith Group generally controls the vote of the shares of common stock held by or subject to such trust or arrangement, (d) any other trust or estate in which any member of the Smith Group has a substantial beneficial interest or as to which any member of the Smith Group serves as trustee or in a similar fiduciary capacity or (e) any relative or spouse of any member of the Smith Group or any relative of such spouse, who has the same residence as any member of the Smith Group.

As used in this prospectus, the term the “Smith Group” consists of the following persons:

•	Mr. O Bruton Smith and his guardian, conservator, committee, or attorney-in-fact;

•	William S. Egan and his guardian, conservator, committee, or attorney-in-fact;

•	each lineal descendant of Messrs. Smith and Egan (a “Descendant”) and their respective guardians, conservators, committees or attorneys-in-fact; and

•	each “Family Controlled Entity.”

The term “Family Controlled Entity” means (a) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned by members of the Smith Group; (c) any partnership if at least 80% of the value of the partnership interests are owned by members of the Smith Group; and (d) any limited liability or similar company if at least 80% of the value of the company is owned by members of the Smith Group.

Under Sonic’s charter and Delaware law, the holders of Class A common stock and/or Class B common stock are each entitled to vote as a separate class, as applicable, with respect to any amendment to Sonic’s Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such Class so as to affect such Class adversely.

Dividends

Holders of the Class A common stock and the Class B common stock are entitled to receive ratably such dividends, if any, as are declared by our Board of Directors out of funds legally available for that purpose. An additional requirement is that dividends paid in shares of Class A common stock shall be paid only to holders of Class A common stock, and dividends paid in shares of Class B common stock shall be paid only to holders of Class B common stock. Sonic’s charter provides that if there is any dividend, subdivision, combination or reclassification of either Class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other Class of common stock must be made at the same time.

Other Rights

Stockholders of Sonic have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Sonic, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any Class of common stock are subject to a redemption or a sinking fund.

Delaware Law, Certain Charter and Bylaw Provisions

Certain provisions of Delaware law and of Sonic’s charter and bylaws, summarized in the following paragraphs, may be considered to have an antitakeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including such an attempt as might result in payment of a premium over the market price for shares held by stockholders.

Delaware Antitakeover Law. Sonic is subject to the applicable provisions of the Delaware General Corporation Law, including Section 203. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which such person became an interested stockholder unless: (a) prior to such date, the Board of Directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder; or (b) upon becoming an interested stockholder, the stockholder then owned at least 85% of the voting stock, as defined in Section 203; or (c) subsequent to such date, the business combination is approved by both the Board of Directors and by holders of at least 66 2/3% of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder. For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an “interested stockholder.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, Sonic to date has not made this election.

Special Meetings of Stockholders. Sonic’s bylaws provide that special meetings of stockholders may be called only by the Chairman or by the Secretary or any Assistant Secretary at the request in writing of a majority of Sonic’s Board of Directors. Sonic’s bylaws also provide that no action required to be taken or that may be taken at any annual or special meeting of stockholders may be taken without a meeting; the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. These provisions may make it more difficult for stockholders to take action opposed by the Board of Directors.

Advance Notice Requirements for Stockholders Proposals and Director Nominations. Sonic’s bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of Sonic, (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and, (b) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our bylaws also specify certain requirements for a stockholder’s notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting.

Conflict of Interest Procedures. Sonic’s charter contains provisions providing that transactions between Sonic and its affiliates must be no less favorable to Sonic than would be available in transactions involving arms’ length dealing with unrelated third parties. Moreover, any such transaction involving aggregate payments in excess of $500,000 must be approved by a majority of Sonic’s directors and a majority of Sonic’s independent directors. Otherwise, Sonic must obtain an opinion as to the financial fairness of the transactions to be issued by an investment banking or appraisal firm of national standing.

Limitation of Liability of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers’ and directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or director’s fiduciary duty in such capacity, except for liability

•	for any breach of the officer’s or director’s duty of loyalty to us or our stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

•	for any transaction from which the officer or director derived an improper personal benefit.

The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefited us and our stockholders.

Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Sonic pursuant to the foregoing provisions, Sonic has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the Notes and shares of Class A common stock offered pursuant to this prospectus (the “Securities”). The Securities may be sold by the selling securityholders from time to time to purchasers:

•	directly by the selling securityholders; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Securities.

The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. These discounts, commissions or concessions may be in excess of those customary in the types of transactions involved. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for any underwriting discounts or commissions or agent’s commissions.

The Securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•

on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of our Class A common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction. The Securities may be sold or distributed from time to time by selling securityholders or by pledgees, donees, transferees or other successors-in-interest selling Securities received from a named selling securityholder as a gift, distribution or other non-sale-related transfer after the date of this prospectus.

Without limiting the generality of the foregoing, a selling securityholder may enter into hedging and/or monetization transactions. For example, a selling securityholder may:

•

enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling securityholder and engage in short sales of the Securities pursuant to this prospectus, in which case the other party may use the Securities received from the selling securityholder to close out any short position;

•	sell short the Securities pursuant to this prospectus and use Securities held by the selling securityholder to close out any short position;

•

enter into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, Securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer Securities pursuant to this prospectus;

•

loan or pledge Securities to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling securityholder and sell the loaned Securities or, in an event of default in the case of a pledge, become a selling securityholder and sell the pledged Securities, pursuant to this prospectus; or

•	enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

If the applicable prospectus supplement or post-effective amendment indicates, in connection with those derivatives, the third parties may sell Securities covered by this prospectus and the applicable prospectus supplement or post-effective amendment, including in short sale transactions. If so, the third party may use Securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of Securities, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of Securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders. Selling securityholders may decide not to sell all or a portion of the Securities offered by them pursuant to this prospectus. In addition, any selling securityholder may transfer, devise or give the Securities by other means not described in this prospectus. The Securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling securityholders from the sale of the Securities offered pursuant to this prospectus will be the purchase price of such securities less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of Securities to be made directly or through their agents. We will not receive any of the proceeds from this offering.

Our outstanding Class A common stock is listed for trading on the New York Stock Exchange under the symbol “SAH.” We do not intend to apply for listing of the Notes on any securities exchange or for quotation on any automated quotation system. Accordingly, no assurance can be given as to the development of liquidity or a trading market for the Notes.

The selling securityholders and any other persons participating in the distribution of the Securities will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the Securities and the ability to engage in market-making activities with respect to the Securities.

If required with respect to a particular offering of Securities, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. Except as disclosed in “Selling Securityholders” or in any applicable prospectus supplement or post-effective amendment, to our knowledge, none of the selling securityholders are registered broker-dealers or are affiliated with registered broker-dealers.

Under the registration rights agreement, we and the selling securityholders have each agreed to indemnify the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

We have agreed to pay all of the reasonable expenses incurred in connection with our obligation to register the Securities. These fees and expenses include registration and filing fees, printing expenses and fees and disbursements of our counsel and reasonable fees and disbursements for one counsel for all the selling securityholders.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the expected material United States federal income tax consequences and, in the case of a holder that is a non-United States holder (as defined below), the expected material United States federal estate tax consequences, of the acquisition, ownership and disposition of the Notes and Class A common stock received upon conversion of the Notes.

This summary deals only with Notes and Class A common stock held as capital assets (generally, investment property) and does not deal with beneficial owners of the Notes and Class A common stock subject to special tax rules such as:

•	dealers in securities or currencies;

•	traders in securities;

•	United States holders (as defined below) whose functional currency is not the United States dollar;

•	persons holding Notes or Class A common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	certain United States expatriates;

•	persons subject to the alternative minimum tax;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	entities that are tax-exempt for United States federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for United States federal income tax purposes, and beneficial owners of pass-through entities.

If you are a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes) holding Notes or a partner in such a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Such partnership and partners therein should consult their own tax advisors regarding the United States federal income and estate tax consequences of the acquisition, ownership and disposition of the Notes and Class A common stock received upon conversion of the Notes.

This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences. This summary is based on United States federal income and estate tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in United States federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income or estate tax consequences described in this summary. Certain aspects of the tax consequences described in this summary are complex and uncertain, and no ruling has been or will be requested from the Internal Revenue Service (“IRS”) on any of the tax matters discussed in this summary. Accordingly, there can be no assurance that the IRS will not challenge any of the United States federal income or estate tax consequences described below or that any such challenge, if made, would not be sustained by a court.

This summary is necessarily general, and does not constitute tax advice. You should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of the acquisition, ownership and disposition of the Notes and Class A common stock that may be applicable to you.

United States Holders

The following summary applies to you only if you are a United States holder (as defined below).

Definition of a United States Holder

A “United States holder” is a beneficial owner of a Note or Class A common stock received upon conversion of the Note that, for United States federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

•

a trust, if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Issue Price of the Notes

The Notes were issued on May 7, 2009 in exchange for our 5.25% Notes. The determination of the issue price of the Notes depends, in part, on whether a substantial amount of the Notes, or a substantial amount of the 5.25% Notes, were treated as traded on an “established securities market” within the meaning of the applicable Treasury regulations at any time during the 60-day period ending 30 days after the issue date of the Notes. In general, a debt instrument will be treated as traded on an established securities market during the applicable period if (i) it is listed on a national securities exchange or certain interdealer quotation systems, (ii) it appears on a system of general circulation that provides a reasonable basis to determine its fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales transactions or (iii) under certain circumstances, price quotations for the debt instrument are readily available from dealers, brokers or traders. The issue price of a debt instrument that is treated as traded on an established securities market or that is issued for another debt instrument that is treated as so traded will be the fair market value of such debt instrument or such other debt instrument, as the case may be, on the issue date. The issue price of a debt instrument that is not treated as so traded and is issued for another debt instrument that is not treated as so traded generally will be its stated principal amount.

We intend to take the position that the Notes were not treated as traded on an established securities market during the relevant period, and the 5.25% Notes were treated as traded on an established securities market during the relevant period, and therefore the fair market value of the 5.25% Notes on May 7, 2009 (less the amount of the cash payment made by us and the fair market value on May 7, 2009 of the shares of Class A common stock issued by us also in exchange for the 5.25% Notes) is treated as the issue price of the Notes. Accordingly, we intend to take the position, and the remainder of this summary assumes, that the issue price of the Notes for United States federal income tax purposes is $840.86 for each $1,000 principal amount of the Notes.

Original Issue Discount

Because the “stated redemption price at maturity” of the Notes exceeds the issue price of the Notes by more than the statutory de minimis amount, the Notes were treated as issued with original issue discount (“OID”) in an amount equal to such excess. The stated redemption price at maturity of the Notes includes all payments on the Notes other than payments of “qualified stated interest”. Stated interest on the Notes is treated as qualified stated interest. A United States holder will be required to include in gross income for each taxable year the sum of the daily portions of OID that accrue on a Note for each day of the taxable year during which the United States holder holds the Note, regardless of the United States holder’s method of accounting for United States federal income tax purposes. Thus, a United States holder will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the “adjusted issue price” of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note (adjusted to reflect the length of the accrual period), less that amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the Note at the beginning of an accrual period generally will equal its issue price, increased by the aggregate amount of OID that has accrued on the Note in all prior accrual periods. The amount of any OID included in the United States holder’s gross income will increase the United States holder’s adjusted tax basis in the Note.

Under certain circumstances (see “Description of Notes—Repurchase of Notes by Us at Option of Holder” and “Description of Notes—Certain Covenants—Limitation on Sale of Assets”), we may be required to offer to repurchase holders’ Notes prior to their stated maturity at a price equal to 100% of the principal amount of the Notes. It is presently uncertain under applicable Treasury regulations whether our obligation to redeem the Notes under these circumstances is taken into account in determining the yield and maturity date of the Notes for purposes of the OID rules or results in the Notes being treated as contingent payment debt instruments. Although the matter is uncertain, we intend to determine the yield and maturity of the Notes without regard to our obligation to repurchase the Notes under these circumstances. In addition, in compliance with applicable Treasury regulations, we will provide to the IRS and make available to holders certain information that is relevant in determining the amount of any OID accruing on the Notes. In some cases, our positions and determinations regarding the foregoing will be binding on a holder unless the holder discloses a contrary position in the manner required by applicable Treasury regulations. However, our positions and determinations regarding the foregoing are not binding on the IRS. If the IRS were to successfully challenge our positions and/or determinations regarding the foregoing, the amount and timing of accrual of OID on the Notes and/or possibly the character of gain on a United States holder’s disposition of the Notes could be affected.

Each United States holder should consult its own tax advisor concerning the determination of the issue price of, and OID on, the Notes and the tax consequences thereof.

Payments of Interest

A United States holder will include in gross income, as ordinary income, interest on a Note received by the United States holder, in accordance with the United States holder’s method of accounting for United States federal income tax purposes.

Acquisition Premium

If a United States holder purchases a Note for an amount that exceeds the Note’s adjusted issue price and is less than or equal to the Note’s stated redemption price at maturity, the United States holder will be considered to have purchased the Note at an “acquisition premium”. Under the acquisition premium rules, the United States holder is permitted to reduce its OID accruals on the Note by a fraction, the numerator of which is the excess of the United States holder’s adjusted tax basis in the Note immediately after its purchase over the Note’s adjusted issue price and the denominator of which is the total amount of unaccrued OID remaining on the Note.

Amortizable Bond Premium

If a United States holder purchases a Note for an amount in excess of the amount payable at maturity of the Note (or on an earlier call date if it results in a smaller excess), the United States holder will be considered to have “bond premium” equal to such excess. It may be possible for the United States holder to elect to amortize this premium using a constant yield method over the term of the Note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the Note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the United States holder’s prior interest inclusions on the Note, and finally as a carryforward allowable against the United States holder’s future interest inclusions on the Note. A United States holder must reduce its tax basis in such Note by the amount of the premium so amortized. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS. United States holders should consult their own tax advisors concerning the computation and amortization of any bond premium on their Notes.

Market Discount

If a United States holder purchases a Note at a price that is less than such Note’s “revised issue price” (as defined below), the excess of the revised issue price over the United States holder’s purchase price will be treated as “market discount”. However, the market discount will be considered to be zero if it is less than the statutory de minimis amount equal to 1/4 of 1% of the stated redemption price at maturity of the Note multiplied by the number of complete years to maturity from the date the United States holder purchased the Note. For this purpose, the revised issue price of a Note is equal to the issue price of the Note plus the aggregate amount of OID includible in the gross income of all holders for periods prior to the acquisition of the Note by the United States holder (determined without regard to the acquisition premium rules discussed above under “—United States Holders—Acquisition Premium”).

Under the market discount rules of the Internal Revenue Code, a United States holder generally will be required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition (including conversion) of, a Note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. Upon the conversion of a Note into shares of Class A common stock, any accrued market discount on a United States holder’s Note not previously treated as ordinary income by the United States holder (including as a result of receiving cash upon the conversion of the Note) will carry over to the shares of Class A common stock received upon conversion of the Note, and any gain recognized upon a disposition of such shares of Class A common stock will be treated as ordinary income (rather than capital gain) to the extent of such accrued and unrecognized market discount. In addition, a United States holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of such United States holder’s interest expense on any indebtedness incurred or continued to purchase or carry the Note. Upon the conversion of a Note into shares of Class A common stock, any such deferred interest expense will be allowed as a deduction to the extent of the amount of gain recognized by the United States holder as a result of the conversion, and any remaining deferred interest expense should be deductible upon the United States holder’s taxable disposition of the shares of Class A common stock received in such conversion. In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the Note to the maturity date of the Note, unless the United States holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. Alternatively, a United States holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note or shares of Class A common stock into which the Note was converted and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Constant Yield Election

As an alternative to the above-described rules for including interest payments, OID and any market discount in income and amortizing any bond premium and any acquisition premium, a United States holder may elect to include interest payments, OID and any market discount (including de minimis market discount) in income and amortize any bond premium and any acquisition premium on the constant yield method. A United States holder making such an election would be deemed to have made an election to amortize bond premium on a constant yield method and an election to include market discount in income currently, which, as discussed above with respect to each such election, apply to all debt instruments held or subsequently acquired by such United States holder. Particularly for United States holders who are on the cash method of accounting for United States federal income tax purposes, a constant yield election may have the effect of causing such United States holders to include interest in income earlier than would be the case if no such election were made. The constant yield election described in this paragraph may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Constructive Dividends

Certain corporate transactions, such as the distribution of assets to holders of our Class A common stock, may be treated as deemed distributions to United States holders of the Notes if the conversion price of the Notes is adjusted to reflect those transactions. Other adjustments to the conversion price of the Notes may also be treated as deemed distributions to United States holders of such Notes. Such deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules discussed below under “—United States Holders—Dividends on Class A Common Stock”, and United States holders may recognize income as a result even though they receive no cash or property.

Sale or Disposition of Notes

A United States holder generally will recognize taxable gain or loss upon the sale, exchange or other taxable disposition of a Note equal to the difference (if any) between:

•

the amount realized on the sale, exchange or other taxable disposition (less any amount attributable to accrued interest, which will be taxable in the manner described above under “—United States Holders—Payments of Interest”), and

•	the United States holder’s adjusted tax basis in the Note.

A United States holder’s adjusted tax basis in the Note generally will equal the United States holder’s cost in acquiring in the Note, increased by the amount of any OID on the Note and any accrued market discount on the Note previously included in income by the United States holder and decreased by the amount of any amortizable bond premium on the Note previously amortized by the United States holder. Except as discussed above regarding market discount, a United States holder’s gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the United States holder’s holding period for the Note exceeds one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. Long-term capital gain recognized by a non-corporate United States holder currently is subject to a preferential rate of United States federal income taxation.

As described under “Description of Notes—Certain Covenants—Permitted Exchange Note Modifications to the Indenture”, under certain circumstances, the Indenture may be amended to change a covenant or incorporate an additional covenant. The applicable Treasury regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification and, accordingly, does not result in a deemed exchange. Although these regulations do not define “customary accounting or financial covenants”, we do not expect that any change to a covenant or incorporation of an additional covenant in the Indenture under the circumstances described above should give rise to a deemed exchange with respect to the Notes. However, we can provide no assurance in this regard. United States holders should consult their own tax advisors regarding the United States federal income tax consequences of any change to a covenant or incorporation of an additional covenant in the Indenture under the circumstances described above at the time any such amendment to the Indenture is made.

Sale or Disposition of Class A Common Stock

In general, a United States holder will recognize taxable gain or loss upon the sale, exchange or other taxable disposition of the Class A common stock measured by the difference (if any) between:

•	the amount realized on the sale, exchange or other taxable disposition, and

•	the United States holder adjusted tax basis in the Class A common stock.

Except as discussed above with respect to market discount, a United States holder’s gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the United States holder’s holding period for the Class A common stock is more than one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. Long-term capital gain recognized by a non-corporate United States holder currently is subject to a preferential rate of United States federal income taxation.

Conversion of Notes into Class A Common Stock

Upon conversion of a Note solely into cash, a United States holder generally will be subject to the rules described under “—United States Holders—Sale or Disposition of Notes” above.

A United States holder generally will not recognize gain or loss on the conversion of a Note solely into Class A common stock, except with respect to cash received in lieu of fractional shares. A United States holder’s tax basis in the Class A common stock received (including any fractional share for which cash is paid) generally will equal the adjusted tax basis of the converted Note at the time of the conversion. A United States holder’s holding period for the Class A common stock received generally will include the United States holder’s holding period for the converted Note.

Upon the conversion of a Note into a combination of cash and shares of our Class A common stock, in general, a United States holder will not be permitted to recognize loss, but will be required to recognize gain. The amount of gain recognized by a United States holder generally will equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our Class A common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our Class A common stock received (treating a fractional share of our Class A common stock as issued and received for this purpose and) upon conversion over (B) the United States holder’s adjusted tax basis in the converted Note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our Class A common stock and any cash received attributable to accrued and unpaid interest). A United States holder’s tax basis in the Class A common stock received (including any fractional share for which cash is paid) generally will equal the adjusted tax basis of the converted Note, decreased by the amount of cash received (other than cash in lieu of a fractional share of Class A common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of Class A common stock). A United States holder’s holding period in the Class A common stock will include the holding period in the converted Note.

In each case, except as discussed above with respect to market discount, any gain or loss recognized by a United States holder upon conversion of a Note will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the conversion, the United States holder’s holding period for the converted Note exceeds one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. Long-term capital gain recognized by a non-corporate United States holder currently is subject to a preferential rate of United States federal income taxation.

In each case, with respect to cash received in lieu of a fractional share of our Class A common stock, a United States holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the United States holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder’s adjusted tax basis in the Class A common stock (determined as discussed above) attributable to the fractional share.

In each case, any cash that is attributable to accrued and unpaid interest on a converted Note not yet included in income by a United States holder will be taxed as ordinary income.

United States holders are urged to consult their own tax advisors with respect to the United States federal income tax consequences of converting their Notes into cash or a combination of cash and our Class A common stock.

In the event that we are a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of our assets as described under “Description of Notes—Conversion Rights,” the conversion obligation may be adjusted so that holders would be entitled to convert the Notes into the type of consideration that they would have been entitled to receive in such transaction had the Notes been converted into our Class A common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the Notes, which may be a taxable event for United States federal income tax purposes. United States holders are urged to consult their own tax advisors regarding the United States federal income tax consequences of such an adjustment as a result of any such transaction.

Dividends on Class A Common Stock

Distributions on shares of our Class A common stock will constitute dividends and be included in a United States holder’s gross income (as ordinary income) when paid to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Distributions on shares of Class A common stock received by a United States holder that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital reducing the United States holder’s adjusted tax basis in the shares of Class A common stock. Any such distributions in excess of a United States holder’s adjusted tax basis in the shares of Class A common stock will generally be treated as capital gain. Subject to certain exceptions, dividends received by non-corporate United States holders currently are taxed at a maximum rate of 15% (effective for tax years through 2010), provided that certain holding period requirements are met. Dividends paid to United States holders that are United States corporations will generally qualify for the dividends-received deduction, provided that certain holding period requirements are met.

A failure to fully adjust the conversion price of the Notes to reflect a stock dividend or other event increasing the proportionate interest of holders of our Class A common stock in our earnings and profits or assets could, in some circumstances, be deemed to result in the payment of a taxable dividend to the holders of our Class A common stock.

Backup Withholding

In general, “backup withholding” may apply to any payment made to a United States holder of principal of and interest on your note and dividends on your Class A common stock, and to payment of the proceeds of a sale or other disposition of your note before maturity or your Class A common stock, if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against a United States holder’s United States federal income tax liability, provided that correct information is timely provided to the IRS.

Non-United States Holders

The following summary applies to you if you are a beneficial owner of a Note or Class A common stock received upon conversion of the Note, and you are neither a United States holder (as defined above) nor a partnership (or an entity or arrangement classified as a partnership) for United States federal income tax purposes (in each case, a “non-United States holder”).

Interest on the Notes

Under current United States federal income tax law, and subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on your Notes under the “portfolio interest” exception of the Internal Revenue Code, provided that in the case of interest:

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;

•

you are not (i) a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code), or (ii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code;

•	such interest is not effectively connected with your conduct of a United States trade or business; and

•

you provide a signed written statement, on an IRS Form W-8BEN (or other applicable form) which can reliably be related to you, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code and providing your name and address to:

(A)	us or our paying agent; or

(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your Notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

Dividends on Class A Common Stock

If we pay dividends (including constructive dividends and deemed dividends, see “—United States Holders—Constructive Dividends” and “—United States Holders—Dividends on Class A Common Stock”) on our Class A common stock, we will have to withhold a United States federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty, from the gross amount of the dividends paid to a non-United States holder. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-United States holder that is eligible for a reduced rate of United States federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Notes or Class A Common Stock

Subject to the discussion below, a non-United States holder generally will not be taxed on any gain realized on the sale, exchange, redemption, conversion or other disposition of the Notes or our Class A common stock (other than with respect to payments attributable to accrued interest on the Notes, which will be taxed as described under “—Non-United States Holders—Interest on the Notes” above), unless:

•

the gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-United States holder in the United States, in which case, the gain will be taxed as discussed below under “—Non-United States Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”;

•	the non-United States holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a United States trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of the Notes or Class A common stock by a non-United States holder if we currently are, or were at any time within five years (or, if shorter, the non-United States holder’s holding period for the Notes or Class A common stock disposed of) before the transaction, a “United States real property holding corporation”. Generally, a corporation is a United States real property holding corporation if the fair market value of its “United States real property interests”

equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation.

Income or Gains Effectively Connected with a U.S. Trade or Business

If any interest on the Notes, dividends on our Class A common stock or gain from the sale, exchange, redemption, conversion or other disposition of the Notes or our Class A common stock is effectively connected with a United States trade or business conducted by a non-United States holder, then the income or gain will be subject to United States federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to United States holders. If the non-United States holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment in the United States), and therefore included in the gross income of the non-United States holder will not be subject to any withholding tax that may otherwise apply provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by timely providing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-United States holder is a corporation, that portion of its earnings and profits that is effectively connected with its United States trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty may provide for a lower rate.

United States Federal Estate Tax

If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your Notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

•

you directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder or

•	your interest on the Notes is effectively connected with your conduct of a United States trade or business.

Class A common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to United States federal estate tax.

Backup Withholding and Information Reporting

Under current Treasury regulations, backup withholding and information reporting will not apply to payments on the Notes or Class A common stock made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-United States holder (as described in “Non-United States Holders—Interest on the Notes” above), and provided that neither we nor our paying agent has actual knowledge that you are a United States holder (as described in “—United States Holders—Definition of a United States Holder” above). However, we or our paying agent may be required to report to the IRS and you payments of interest on the Notes or dividends on our Class A common stock and the amount of tax, if any, withheld with respect to those payments.

The gross proceeds from the disposition of your Notes or Class A common stock may be subject to information reporting and backup withholding tax. If you sell your Notes or Class A common stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then the United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Notes or Class A common stock though a non-United States office of a broker that:

•	is a United States person (as defined in the Internal Revenue Code);

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for United States federal income tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a United States trade or business,

unless the broker has documentary evidence in its files that you are a non-United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your Notes or Class A common stock to or through a United States office of a broker, the payment is subject to both United States backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-United States person or you otherwise establish an exemption.

You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of certain of the shares of Class A common stock being sold pursuant to this prospectus will be passed upon for Sonic by Moore & Van Allen PLLC, Charlotte, North Carolina. The validity of and enforceability of our obligations under the Notes and the validity of the shares of Class A common stock issuable upon conversion of the Notes being sold pursuant to this prospectus will be passed upon for Sonic by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sonic Automotive, Inc. for the year ended December 31, 2008 incorporated by reference into this Prospectus and Registration Statement from Sonic Automotive, Inc.’s Form 8-K dated May 28, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Notes 1 and 6 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the years ended December 31, 2006 and 2007 incorporated into this prospectus by reference from Sonic Automotive, Inc.’s Current Report on Form 8-K dated May 28, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT SONIC

We file annual, quarterly and special reports, proxy statements and other information with the SEC (File No. 001-13395). You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at l-800-SEC-0330. Copies may be obtained from the SEC by paying the required fees. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. Information that we file with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, you may access all of such filings on our website at http://www.sonicautomotive.com.

The SEC allows us to “incorporate by reference” into this prospectus information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(2)	Our definitive proxy statement dated April 8, 2009;

(3)	Our definitive proxy statement dated July 6, 2009;

(4)	Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009;

(5)	Our Current Report on Form 8-K filed February 13, 2009;

(6)	Our Current Report on Form 8-K filed April 3, 2009

(7)	Our Current Report on Form 8-K filed May 5, 2009;

(8)	Our Current Report on Form 8-K filed May 13, 2009;

(9)	Our Current Report on Form 8-K filed May 15, 2009;

(10)	Our Current Report on Form 8-K filed May 28, 2009; and

(11)	The description of our Class A common stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

We will provide upon request a free copy of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference) to anyone who receives this prospectus. Written or telephone requests should be directed to Mr. Stephen K. Coss, Senior Vice President and General Counsel, 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, Telephone (704) 566-2400.

This prospectus is a part of our Registration Statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the SEC at any of the locations listed above.

6.00% Senior Secured Convertible Notes due 2012, with Guarantees, and

Shares of Class A Common Stock Issuable upon Conversion thereof

1,348,519 shares of Class A Common Stock

PROSPECTUS

August 10, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Except for the SEC Registration Fee, the following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by Sonic except as otherwise indicated.

SEC registration fee	$17,063
Fees and expenses of accountants	$50,000
Fees and expenses of legal counsel	$125,000
Fees and expenses of trustee and transfer agent	$10,000
Printing and engraving expenses	$25,000
Miscellaneous	$22,937

Total	$250,000

Item 15.	Indemnification of Directors and Officers.

Sonic’s Bylaws effectively provide that Sonic shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom it may indemnify pursuant thereto. In addition, Sonic’s Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Sonic maintains insurance against liabilities under the Securities Act for the benefit of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Sonic under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.	Description
4.l*	Amended and Restated Certificate of Incorporation of Sonic (incorporated by reference to Exhibit 3.1 to Sonic’s Registration Statement on Form S-1 (Reg. No. 333-33295) (the “Form S-1”)).
4.2*	Certificate of Amendment to Sonic’s Amended and Restated Certificate of Incorporation effective June 18, 1999 (incorporated by reference to Exhibit 3.2 to Sonic’s Annual Report on Form 10-K for the year ended December 31, 1999).
4.3*	Amended and Restated Bylaws of Sonic (as amended February 9, 2006) (incorporated by reference to Exhibit 3.1 to Sonic’s Current Report on Form 8-K filed February 13, 2006).
4.4*	Specimen Certificate representing Class A common stock (incorporated by reference to Exhibit 4.1 to the Form S-1).
4.5*	Indenture, dated as of May 7, 2009, among Sonic Automotive, Inc., the guarantors set forth on the signature pages thereto and U.S. Bank National Association, as Trustee.
4.6*	Form of Series A Note (included in Exhibit 4.5 to the Form S-3).
4.7*	Registration Rights Agreement (Equity), dated as of May 7, 2009, by and among Sonic Automotive, Inc. and the subscribers set forth on the signature page thereto.
4.8*	Registration Rights Agreement (Debt), dated as of May 7, 2009, by and among Sonic Automotive, Inc. and subscribers set forth on the signature page thereto.
4.9*	Security Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.1 to Sonic’s Current Report on Form 8-K filed May 13, 2009 (the “May 8-K”)).
4.10*	Securities Pledge Agreement, dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.2 to the May 8-K).
4.11*	Security Agreement (Escrowed Equity), dated as of May 7, 2009, among Sonic Automotive, Inc., the subsidiaries party thereto and U.S. Bank National Association, as collateral agent (incorporated by reference to Exhibit 4.3 to the May 8-K).
4.12*	Form of Stock Purchase Agreement, dated as of May 4, 2009, between Sonic Automotive, Inc. and the selling securityholders identified therein.
5.1**	Opinion of Moore & Van Allen PLLC regarding the legality of certain of the shares of Class A common stock being registered.
5.2**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP regarding the legality and enforceability of the Notes and the legality of the shares of Class A common stock issuable upon conversion of the Notes being registered.
12.1*	Statement regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3**	Consent of Moore& Van Allen PLLC (included in Exhibit 5.1).
23.4**	Consent of Fried,Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.2).
24.l*	Powers ofAttorney (included in Signature Pages of Registration Statement).
25.l*	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of Trustee.

*	Previously filed.
**	To be filed by amendment.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SONIC AUTOMOTIVE, INC.
On behalf of itself and the following entity as Managing Member:
SAI COLUMBUS T, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	August 7, 2009

* B. Scott Smith	President, Chief Strategic Officer and Director	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice Chairman and Chief Financial Officer (principal financial and accounting officer)	August 7, 2009

David B. Smith	Executive Vice President and Director

* William I. Belk	Director	August 7, 2009

Signature	Title	Date

* William R. Brooks	Director	August 7, 2009

* Victor H. Doolan	Director	August 7, 2009

* H. Robert Heller	Director	August 7, 2009

* Robert L. Rewey	Director	August 7, 2009

* David C. Vorhoff	Director	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

ARNGAR, INC.

AUTOBAHN, INC.

AVALON FORD, INC.

CASA FORD OF HOUSTON, INC.

FAA AUTO FACTORY, INC.

FAA BEVERLY HILLS, INC.

FAA CAPITOL F, INC.

FAA CAPITOL N, INC.

FAA CONCORD H, INC.

FAA CONCORD N, INC.

FAA CONCORD T, INC.

FAA DUBLIN N, INC.

FAA DUBLIN VWD, INC.

FAA HOLDING CORP.

FAA MARIN F, INC.

FAA MARIN LR, INC.

FAA POWAY G, INC.

FAA POWAY H, INC.

FAA POWAY T, INC.

FAA SAN BRUNO, INC.

FAA SANTA MONICA V, INC.

FAA SERRAMONTE, INC.

FAA SERRAMONTE H, INC.

FAA SERRAMONTE L, INC.

FAA STEVENS CREEK, INC.

FAA TORRANCE CPJ, INC.

FORT MILL FORD, INC.

FRANCISCAN MOTORS, INC.

FRONTIER OLDSMOBILE-CADILLAC, INC.

HMC FINANCE ALABAMA, INC.

KRAMER MOTORS INCORPORATED

L DEALERSHIP GROUP, INC.

MARCUS DAVID CORPORATION

ROYAL MOTOR COMPANY, INC.

SAI AL HC1, INC.

SAI AL HC2, INC.

On behalf of itself and the following entity as Managing Member:

SAI IRONDALE L, LLC

SAI LONG BEACH B, INC.

SAI MD HC1, INC.

On behalf of itself and the following entity as Managing Member:

SAI ROCKVILLE L, LLC

SAI MONROVIA B, INC.

SAI NC HC2, INC.

SAI OH HC1, INC.

SAI OK HC1, INC.

On behalf of itself and the following entities as Managing Member:

SAI OKLAHOMA CITY T, LLC

SAI TULSA T, LLC

SAI VA HC1, INC.

SANTA CLARA IMPORTED CARS, INC.

SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC.

SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC.

SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC.

SONIC – BUENA PARK H, INC.

SONIC – CALABASAS A, INC.

SONIC CALABASAS M, INC.

SONIC – CALABASAS V, INC.

SONIC – CAPITOL IMPORTS, INC.

SONIC – CARSON F, INC.

SONIC – CARSON LM, INC.

SONIC COAST CADILLAC, INC.

SONIC – DOWNEY CADILLAC, INC.

SONIC ESTORE, INC.

SONIC – FORT MILL CHRYSLER JEEP, INC.

SONIC – FORT MILL DODGE, INC.

SONIC FREMONT, INC.

SONIC – HARBOR CITY H, INC.

SONIC – MANHATTAN FAIRFAX, INC.

SONIC – MASSEY CHEVROLET, INC.

SONIC – NEWSOME CHEVROLET WORLD, INC.

SONIC – NEWSOME OF FLORENCE, INC.

SONIC – NORTH CHARLESTON, INC.

SONIC – NORTH CHARLESTON DODGE, INC.

SONIC – RIVERSIDE AUTO FACTORY, INC.

SONIC SANTA MONICA M, INC.

SONIC SANTA MONICA S, INC.

SONIC – SATURN OF SILICON VALLEY, INC.

SONIC SERRAMONTE I, INC.

SONIC – STEVENS CREEK B, INC.

SONIC TYSONS CORNER H, INC.

SONIC TYSONS CORNER INFINITI, INC.

SONIC WALNUT CREEK M, INC.

SONIC – WEST COVINA T, INC.

SONIC – WILLIAMS CADILLAC, INC.

SONIC WILSHIRE CADILLAC, INC.

STEVENS CREEK CADILLAC, INC.

TOWN AND COUNTRY FORD, INCORPORATED

VILLAGE IMPORTED CARS, INC.

WINDWARD, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	President and Director (principal executive officer)	August 7, 2009

* B. Scott Smith	Vice President and Director	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

FIRSTAMERICA AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	August 7, 2009

* B. Scott Smith	President and Director	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

MOUNTAIN STATES MOTORS CO., INC.

SAI FL HC1, INC.

SAI FL HC2, INC.

On behalf of itself and the following entity as Managing Member:

SAI CLEARWATER T, LLC

SAI FL HC3, INC.

SAI FL HC4, INC.

SAI FL HC5, INC.

SAI FL HC6, INC.

SAI FL HC7, INC.

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC.

SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC.

SONIC – DENVER T, INC.

SONIC – DENVER VOLKSWAGEN, INC.

SONIC – ENGLEWOOD M, INC.

SONIC – LLOYD NISSAN, INC.

SONIC – LLOYD PONTIAC – CADILLAC, INC.

SONIC – LONE TREE CADILLAC, INC.

SONIC – MASSEY PONTIAC BUICK GMC, INC.

SONIC – SANFORD CADILLAC, INC.

SONIC – SHOTTENKIRK, INC.

SONIC – SOUTH CADILLAC, INC.

Z MANAGEMENT, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Director	August 7, 2009

* B. Scott Smith	President and Director (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

ANTREV, LLC

ONTARIO L, LLC

SAI ATLANTA B, LLC

SAI BROKEN ARROW C, LLC

SAI CHARLOTTE M, LLC

SAI COLUMBUS MOTORS, LLC

SAI COLUMBUS VWK, LLC

SAI IRONDALE IMPORTS, LLC

SAI MONTGOMERY, B, LLC

SAI MONTGOMERY BCH, LLC

SAI MONTGOMERY CH, LLC

SAI OKLAHOMA CITY C, LLC

SAI OKLAHOMA CITY H, LLC

SAI RIVERSIDE C, LLC

SAI ROCKVILLE IMPORTS, LLC

SAI TULSA N, LLC

SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC

SONIC DEVELOPMENT, LLC

SONIC – LAKE NORMAN CHRYSLER JEEP, LLC

SONIC – LS, LLC

On behalf of itself and the following entity as General Partner:

SONIC – LS CHEVROLET, L.P.

SRE HOLDING, LLC

SRE ALABAMA-2, LLC

SRE ALABAMA-3, LLC

SRE ALABAMA-4, LLC

SRE ALABAMA-5, LLC

SREALESTATE ARIZONA-1, LLC

SREALESTATE ARIZONA-2, LLC

SREALESTATE ARIZONA-3, LLC

SREALESTATE ARIZONA-4, LLC

SREALESTATE ARIZONA-5, LLC

SREALESTATE ARIZONA-6, LLC

SREALESTATE ARIZONA-7, LLC

SRE OKLAHOMA-1, LLC

SRE OKLAHOMA-2, LLC

SRE OKLAHOMA-3, LLC

SRE OKLAHOMA-4, LLC

SRE OKLAHOMA-5, LLC

SRE SOUTH CAROLINA-2, LLC

SRE VIRGINIA-1, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	President and Manager (principal executive officer)	August 7, 2009

* B. Scott Smith	Vice President and Manager	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

ADI OF THE SOUTHEAST LLC

SRE CALIFORNIA-1, LLC

SRE CALIFORNIA-2, LLC

SRE CALIFORNIA-3, LLC

SRE CALIFORNIA-4, LLC

SRE CALIFORNIA-5, LLC

SRE CALIFORNIA-6, LLC

SRE MARYLAND-1, LLC

SRE MARYLAND-2, LLC

SRE MICHIGAN-3, LLC

SRE SOUTH CAROLINA-3, LLC

SRE SOUTH CAROLINA-4, LLC

SRE TENNESSEE-4, LLC

SRE TENNESSEE-5, LLC

SRE TENNESSEE-6, LLC

SRE TENNESSEE-7, LLC

SRE TENNESSEE-8, LLC

SRE TENNESSEE-9, LLC

SRE VIRGINIA-2, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	August 7, 2009

* B. Scott Smith	President and Manager	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

CORNERSTONE ACCEPTANCE CORPORATION

FRANK PARRA AUTOPLEX, INC.

MASSEY CADILLAC, INC.

MASSEY CADILLAC, INC.

SONIC AGENCY, INC.

SONIC – CAPITOL CADILLAC, INC.

SONIC OF TEXAS, INC.

On behalf of itself and the following entities as General Partner:

PHILPOTT MOTORS, LTD.

SONIC ADVANTAGE PA, L.P.

SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.

SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P.

SONIC AUTOMOTIVE OF TEXAS, L.P.

SONIC – CADILLAC D, L.P.

SONIC – CAMP FORD, L.P.

SONIC – CARROLLTON V, L.P.

SONIC – CLEAR LAKE N, LP

SONIC – CLEAR LAKE VOLKSWAGEN, LP

SONIC – FORT WORTH T, L.P.

SONIC – FRANK PARRA AUTOPLEX, LP

SONIC – HOUSTON JLR, LP

SONIC – HOUSTON LR, L.P.

SONIC – HOUSTON V, L.P.

SONIC – JERSEY VILLAGE VOLKSWAGEN, LP

SONIC – LUTE RILEY, L.P.

SONIC – MASSEY CADILLAC, L.P.

SONIC – MESQUITE HYUNDAI, LP

SONIC MOMENTUM B, LP

SONIC MOMENTUM JVP, LP

SONIC MOMENTUM VWA, LP

SONIC – READING, L.P.

SONIC – RICHARDSON F, L.P.

SONIC – SAM WHITE NISSAN, L.P.

SONIC – UNIVERSITY PARK A, L.P.

SRE TEXAS-1, L.P.

SRE TEXAS-2, L.P.

SRE TEXAS-3, L.P.

SRE TEXAS-4, L.P.

SRE TEXAS-5, L.P.

SRE TEXAS-6, L.P.

SRE TEXAS-7, L.P.

SRE TEXAS-8, L.P.

SONIC OKEMOS IMPORTS, INC.

SONIC – PLYMOUTH CADILLAC, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* B. Scott Smith	President and Director (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Director	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

FORT MYERS COLLISION CENTER, LLC

SAI FORT MYERS B, LLC

SAI FORT MYERS H, LLC

SAI FORT MYERS M, LLC

SAI FORT MYERS VW, LLC

SAI ORLANDO CS, LLC

SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC

SRE COLORADO – 1, LLC

SRE COLORADO – 2, LLC

SRE COLORADO – 3, LLC

SRE FLORIDA – 1, LLC

SRE FLORIDA – 2, LLC

SRE FLORIDA – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Manager	August 7, 2009

* B. Scott Smith	President and Manager (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SONIC DIVISIONAL OPERATIONS, LLC SONIC – INTEGRITY DODGE LV, LLC SONIC – LAS VEGAS C EAST, LLC SONIC – LAS VEGAS C WEST, LLC SONIC – VOLVO LV, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer (principal executive officer)	August 7, 2009

* B. Scott Smith	President and Manager	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

FAA LAS VEGAS H, INC. SONIC RESOURCES, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	August 7, 2009

* B. Scott Smith	President and Director	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Director	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SONIC AUTOMOTIVE OF NEVADA, INC.

On behalf of itself and the following entities as Managing Member:

SAI GEORGIA, LLC

On behalf of itself and the following entities as General Partner:

SAI GA HC1, LP

On behalf of itself and the following entity as Managing Member:

SAI STONE MOUNTAIN T, LLC

SONIC PEACHTREE INDUSTRIAL BLVD., L.P.

SONIC – STONE MOUNTAIN T, LP

SRE GEORGIA – 1, LP

SRE GEORGIA – 2, LP

SRE GEORGIA – 3, LP

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Director (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Director (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Director	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SRE NEVADA – 1, LLC SRE NEVADA – 2, LLC SRE NEVADA – 3, LLC SRE NEVADA – 4, LLC SRE NEVADA – 5, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Manager	August 7, 2009

* B. Scott Smith	President (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SAI NASHVILLE MOTORS, LLC SONIC – CHATTANOOGA D EAST, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	President (principal executive officer)	August 7, 2009

* B. Scott Smith	Vice President and Manager	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SONIC AUTOMOTIVE F&I, LLC SONIC AUTOMOTIVE SUPPORT, LLC SONIC AUTOMOTIVE WEST, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chairman and Chief Executive Officer (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Greg Young	Manager	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SAI ANN ARBOR IMPORTS, LLC SAI LANSING CH, LLC SAI PLYMOUTH C, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* B. Scott Smith	President and Manager (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SAI PEACHTREE, LLC SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC SRE TENNESSEE – 1, LLC SRE TENNESSEE – 2, LLC SRE TENNESSEE – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	President and Governor (principal executive officer)	August 7, 2009

* B. Scott Smith	Vice President and Governor	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Governor (principal financial and accounting officer)	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SAI NASHVILLE CSH, LLC

SAI NASHVILLE H, LLC

SAI NASHVILLE M, LLC

SAI TN HC1, LLC

SAI TN HC2, LLC

SAI TN HC3, LLC

SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC

SONIC AUTOMOTIVE OF CHATTANOOGA, LLC

SONIC AUTOMOTIVE OF NASHVILLE, LLC

SONIC 2185 CHAPMAN RD., CHATTANOOGA, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	President (principal executive officer)	August 7, 2009

* B. Scott Smith	Chief Manager and Governor	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Governor (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Governor	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on August 7, 2009.

SRE NORTH CAROLINA – 1, LLC SRE NORTH CAROLINA – 2, LLC SRE NORTH CAROLINA – 3, LLC

By:	/s/ David P. Cosper
David P. Cosper
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* O. Bruton Smith	Chief Executive Officer and Manager (principal executive officer)	August 7, 2009

/s/ David P. Cosper David P. Cosper	Vice President, Treasurer and Manager (principal financial and accounting officer)	August 7, 2009

* Stephen K. Coss	Secretary and Manager	August 7, 2009

David P. Cosper, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the Registrants’ Registration Statement on Form S-3 on July 6, 2009.

/s/ David P. Cosper
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.